INFOTEC BUSINESS SYSTEMS, INC.
444 COLUMBIA STREET EAST, NEW WESTMINSTER,  BC V3L 3W9
TELEPHONE (604) 681-2210 FACSIMILE (604) 929-0339




VIA EDGAR



SECURITIES AND EXCHANGE COMMISSION			June 17, 2002
Judiciary Plaza
450 Fifth Street, N.W.
WASHINGTON,  DC  20549

Attention: Filing Desk

Dear Sir/Madam:


RE:	INFOTEC BUSINESS SYSTEMS, INC. (THE "COMPANY")
	FORM SB-2 REGISTRATION STATEMENT




Pursuant to the requirements of the Securities Act of 1933, as amended (the "Act"), and the general rules and regulations promulgated thereunder, enclosed for electronic filing is the Company's Registration Statement on Form SB-2.

Please be advised that we have forwarded via FEDWIRE the sum of $100.00 in under CIK Number 1164012 in respect of this filing.

If you should have any questions, please do not hesitate to contact the undersigned collect at (604) 777-1707.


Yours very truly,

INFOTEC BUSINESS SYSTEMS, INC.



______________________________________
ROBERT DANVERS.
President







    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 2002

                                     Registration No. 333-

                        U.S. Securities and Exchange Commission
                                 Washington, D.C. 20549

                                        FORM SB-2
                 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             INFOTEC BUSINESS SYSTEMS, INC.
                      (Name of small business issuer in its charter)
          NEVADA                          7380                  98- 0358149
 (State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No)

                                  444 Columbia Street E.
                    New Westminster, British Columbia, V3L 3W9,CANADA
                                     (604) 777-1707
               (Address and telephone number of principal executive offices)

                                 Robert Danvers, President
                                   444 Columbia Street E.
                    New Westminster, British Columbia, V3L 3W9, CANADA
                                     (604) 777-1707
                 (Name, address and telephone number of agent for service)
                                ___________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|__|____________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|__|____________

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|__|____________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

|__|____________

                          CALCULATION OF REGISTRATION FEE

___________________________________________________________________________
  Title of each               Proposed          Proposed
  class of                    maximum           maximum
  securities    Amount to be  offering price  aggregate  offering Amount of
  to be         registered    per unit(1)      price (2) registration
  registered                                             fee(2)

___________________________________________________________________________
  Common Stock  1,200,000     $0.05            $60,000   $5.52
                  shares

___________________________________________________________________________

  (1) Based on last sales price on May 14, 2002 and the anticipated price selling security holders will offer and sell their common shares.

  (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

  Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (Section
  230.457 of this chapter) relied upon,if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

_____________________________________________________________________________

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

  Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

            SUBJECT TO COMPLETION, Dated June 14, 2002

                                      PROSPECTUS

                           INFOTEC BUSINESS SYSTEMS, INC.
                               444 Columbia Street E.
                   New Westminster, British Columbia V3L 3W9,Canada
                                 (604) - 777-1707

                          1,200,000 SHARES OF COMMON STOCK
                                  ----------------

  This prospectus covers the 1,200,000 shares of common stock of Infotec Business Systems, Inc. being offered by certain selling security holders. See "Selling Security Holders" beginning on page 6. We will not receive any proceeds from the sale of the shares by the selling security holders.

  There is presently no public market for our shares. The selling security holders will offer and sell the shares of common stock at prices between $.04 to $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. See "Risk Factors" beginning on page 2.

                          ----------------
  The purchase of the securities offered through this prospectus involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See section entitled "Risk Factors" on pages 5 - 8.

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------
                   The Date of This Prospectus Is: __________,2002.










                                   TABLE OF CONTENTS

                                     PART I PROSPECTUS

                                                             Page No.

PROSPECTUS
SUMMARY.........................................................1

  RISK
FACTORS..........................................................2
       Need for Additional.......................................2
       No Market for Our Common Stock............................2
       Lack of Operating History.................................3
       Doubt as to Our Ability to Continue as a Going Concern....3
       Marketable Product........................................3
       Part Time Management......................................3

Competition......................................................3
       Customer Base..... .......................................4
       Program Errors and Defects................................4
       Rapid Technology Change...................................4
       Management Control........................................4
       Market Volatility if Common Stock Trades..................4
       Penny Stock Rules........ ................................5
       Phase-out of OTC Bulletin Board...... ....................5

  CAUTIONARY STATEMENT REGARDING
  FORWARD-LOOKING STATEMENTS.....................................6

  USE OF PROCEEDS................................................6

  SELLING SECURITY HOLDERS.......................................6

  PLAN OF DISTRIBUTION...........................................9

  LEGAL PROCEEDINGS..............................................9

  DIRECTORS,EXECUTIVE OFFICERS,PROMOTERS AND CONTROL PERSONS....10

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
  OWNERS AND MANAGEMENT.........................................10

  DESCRIPTION OF SECURITIES.....................................11

  INTEREST OF NAMED EXPERTS AND COUNSEL.........................12

  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
  FOR SECURITIES ACT LIABILITIES................................12

  ORGANIZATION WITHIN LAST FIVE YEARS...........................12

  DESCRIPTION OF BUSINESS.......................................13

  PLAN OF OPERATION.............................................19

  DESCRIPTION OF PROPERTY.......................................21

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................22

  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......23

  EXECUTIVE COMPENSATION........................................24

  FINANCIAL STATEMENTS.........................................F-1

  AVAILABLE INFORMATION.........................................26

  REPORTS TO SECURITY HOLDERS...................................26


         PART II INFORMATION NOT REQUIRED IN PROSPECTUS

  INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................27

  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...................27

  RECENT SALES OF UNREGISTERED SECURITIES.......................27


EXHIBITS........................................................28


UNDERTAKINGS....................................................28



















                                     PROSPECTUS SUMMARY

  Infotec Business Systems, Inc.

          Infotec Business Systems, Inc. is a corporation formed under the laws of the State of Nevada, whose principal executive offices are located at 444 Columbia Street E., New Westminster, British Columbia, V3L 3W9 Canada. Our telephone number is (604) 777-1707.

  Our Business and Business Strategy

          We are engaged in the development of Internet accessible systems for conducting business processes in real time. Our current objective is the development and commercialization of a system which provides remote users with access via a Java enabled web browser to their software applications, corporate data storage and integrated business applications for contact, document, time and project management. We plan to develop our virtual office system as easy to use, functional, responsive and integrated and to focus on the needs of small and medium businesses. The virtual office system will be hosted and maintained on our server and network infrastructure. For each business we create a virtual office complete with email, calendar and scheduling, task and project management, client, document, time, project and task management. In addition, businesses will be able to run their existing software from within their virtual office. Users will access their virtual office securely from any location that has Internet access. While using their virtual office, users can work with programs they are familiar with and also with our integrated productivity application programs. Our approach is to provide integration of the various components of our system and our users' data and documents.

         Our plan is to earn revenue from monthly services fees, usage fees and consulting.

         We have acquired the prior development and test implementations of the virtual office system in October 2001 and have thereafter continued our development and testing. Our development plan calls for completion of the virtual office system, a web and demonstration site, the development of an internal management information system and network infrastructure. To complete our plan we will need to hire additional staff and consultants and invest in certain equipment and software licenses.

         We have not as yet engaged in revenue producing activities and accordingly we would be considered a development company.

         We incurred a loss in the amount of $92,438 for the period from incorporation to April 30,2002. At May 31, 2002, working capital was approximately $25,500. Our business plan calls for spending of approximately $437,300 over the next twelve month period. Accordingly, we do not have sufficient resources to proceed with our business plan at this time without additional financing.

  Securities Being Offered                   1,200,000 shares of common stock.

  Securities Issued
  And to be Issued                           4,500,000 shares of common stock
                                             are issued and outstanding as of
                                             the date of this prospectus. All
                                             of the common stock to be sold
                                             under this prospectus will be sold
                                             by existing stockholders.

  Use of Proceeds                            We will not receive any proceeds
                                             from the sale of the common stock
                                             by the selling stockholders.

        References in this registration statement to INFOTEC, us, we and our are to INFOTEC BUSINESS SYSTEMS. INC. or our wholly owned subsidiary INFOTEC BUSINESS SOLUTIONS, INC.

                                     RISK FACTORS

        An investment in us involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Our value could decline due to any of these risks, and you could lose all or part of your investment.

       We Will Need To Obtain Additional Financing Which May Not Be Available, Or Which May Dilute The Ownership Interests Of Investors.

       As at May 31, 2002, we had approximately $25,500 of working capital on hand. Our business plan calls for significant expenses in connection with the development of our virtual office system. In addition, we anticipate that revenues, if any, from operations will not be realized until sometime after development of our virtual office system is complete. Our business plan is to complete development of the virtual office system within a period of four months, provided that we can achieve the financing that we require in order to implement our business plan.

       We do not have any arrangements for financing and we can provide no assurance that we will be able to obtain the required financing when needed. Obtaining additional financing will be subject to a number of factors, including:

       * Market conditions;
       * Investor acceptance of our business plan; and
       * Investor sentiment.

       These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing our business will be severely limited and we will not be able to implement our business plan.

  There Is Currently No Market For Our Common Stock And There Can Be No Assurance A Market For Our Common Stock Will Develop.

       There is currently no market for our common stock. We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms part. There can be no assurance our common stock will be traded on the bulletin board or, if traded, that a market will materialize.

  Because We Have Only Recently Commenced Business Operations, We Face A High Risk of Business Failure.

        We are presently in the process of developing a virtual office system that will be required to complete our business plan. We have not yet earned any revenues and we will not be able to earn any revenues until development of our virtual office system is complete. Accordingly, we have no operating history from which investors can evaluate our business. An investor should consider the risks,expenses and uncertainties that an early stage company like ours faces. These risks include our ability to:

        * Develop a functioning system;
        * Develop a web site and product demonstration to market the virtual office systems;
        * Successfully market the virtual office system once development is complete;
        * Convince potential customers to use the virtual office system;
        * Respond effectively to competitive pressures; and

        * Continue to develop and upgrade our virtual office system.

        We have never been profitable or made any income whatsoever. As of the date hereof, we had an accumulated deficit. Prior to completion of our virtual office system, we anticipate that we will incur increased operating expenses without realizing any revenues from sales. We therefore expect to incur significant losses throughout the next 12 months and recognize that if we are unable to generate significant revenues from our planned virtual office system, we will not be able to achieve profitability or continue operations.

  Because Of Our Financial Condition and Our Business Plans, Our Financial Statements Disclose That There Is Substantial Doubt As To Our Ability To Continue As A Going Concern and Accordingly Our Business Has A High Risk Of Failure.

        We are a development stage company that is currently developing an integrated virtual office system. Due to our present financial condition and our business plans, there is substantial doubt as to our ability to continue as a going concern. To date, we have not completed the development or marketed a virtual office system and we can provide no assurance that the service we are currently developing will have a commercial application. The success of our business operations will depend upon our ability to obtain further financing to complete successful development of the system and to attain profitable operations. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to complete successful development of the system and attain profitable operations, then our business would fail.

 If We Are Unable to Develop A Marketable Product Our Business Would Fail.

        The virtual office system, management information system, web site and system demonstration are currently in the development stage. In order to commence sales of our virtual office system, we will have to complete development. In addition, we will have to integrate our systems, staff and infrastructure prior to realizing any sales revenue. We will also have to complete testing of both our virtual office system, our web site and demonstration site prior to commencing commercial operations in order to ensure that the system is functioning properly and is capable of being marketed to the public. If we are unable to develop a final system or if we are unable to successfully integrate the infrastructure, business systems and systems software into the virtual office system, web and demonstration site, we will not be able to earn any revenues. Our failure to earn revenues would cause our business to fail.

  We Rely On Our President Who Does Not Devote His Full Business Time To
  Our Business For All Decisions And The Design And Development Of Our System. If Our President Is Not Available, We May Not Be Able To Implement Our Business Plan And Our Business May Fail.

        We have only two directors and we rely principally on Mr. Robert Danvers our President for his entrepreneurial skills and experience and to implement our business plan. Presently Mr. Danvers does not devote full time and attention to our affairs which could result in delays in implementing our business plan. Moreover, we do not have an employment agreement with any of our directors or officers including Mr. Danvers. Accordingly, there are no assurances Mr. Danvers will continue to manage our affairs, that he will be able to devote sufficient amounts of his business time to enable us to implement our business plan or that he would not decide to join a competitor or otherwise compete directly or indirectly with us. If Mr. Danvers were not to devote a sufficient amount of his time to the management of our business or he was to compete with us and we were not able to replace Mr. Danvers, then our business may fail.

  If We Are Not Able To Effectively Respond To Competition, We Will Suffer Adverse Effect On Our Business, Financial Condition And Results Of Operation.

        We will face competition from competitors who are presently engaged in the business of offering different implementations for online application services. These competitors include large, well-established companies and companies with greater financial, human and customer resources than us and will also include companies that are presently able to supply their own software and those who write and develop the software and middleware we rely on for the support of the virtual office system. We will attempt to compete against these competitors by developing our virtual office system to provide users an easy functional system to access their offices' information systems from any computer, anywhere, anytime. However, there is no assurance that competitors will not develop competing systems prior to completing development of our services. In addition, we may face competition based on price. If our competitors reduced the fees charged for their application and office offerings, then it may not be possible for us to market our virtual office system at a price that is economically viable. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

  If We Are Not Able To Develop A Customer Base For Our Services Once Development Is Complete, Then Our Business Will Not Earn Revenues And Would Fail.

        We will commence marketing of our virtual office system once the development of our infrastructure and software licensing is completed. If we are not able to achieve a customer base, then we will not be able to achieve revenues. Establishing a base of customers will require that we undertake marketing efforts that are successful in bringing users to our virtual office system that will pay to use our system. We anticipate that we will incur substantial costs in marketing our services once the development stage is complete. These costs may include hiring sales and marketing personnel and advertising expenses. If we are not successful in achieving revenues as a result of our marketing efforts, then will not earn revenues and our business will be unsuccessful and will fail.

  As The Virtual Office System Will Involve Systems Integration And
  Computer Programming, Our Business Will Be Harmed If Our System Contains Programming Errors Or Defects Or If We Cause Loss Or Harm To Our Users Data.

        The development of our virtual office requires that we undertake system integration and computer programming. There is a risk that the system integration and software programming that we complete as part of the development process will contain errors and defects including errors and defects in the system's security subsystem that we will not be able to discover until we commence operations. There is also the risk that once developed, we may develop system errors or defects or security failures that cause harm to our users' data or systems or may fail to protect the users' data or systems from harm. Disruptions to our services, problems experienced by users and loss of users' data and business processes could adversely impact our reputation and ability to earn revenues, to retain existing customers and to develop new customers and could cause our business to fail.

  If We Are Unable To Adapt To Rapid Technological Change Once Development Of The Virtual Office System Is Complete, Then Our Services Could Become Obsolete And Our Business Could Fail.

         We will be required to continually update and refine the virtual office system, web and demonstration site once we complete development in order to address technological change. The market for systems such as ours is characterized by rapid technological changes, frequent new product introductions and changes in consumer requirements. We may be unable to respond quickly or effectively to these developments, as we may not have sufficient resources or money required to develop or acquire new technologies or to introduce new services capable of addressing these developments. If we are unable to continually update and refine our technology and services once development is complete in response to technological change, then consumers may not use our services with the result that our services could become obsolete and our business may fail.

  Because Robert Danvers, Our President And a Director, Controls approximately 73% Of Our Outstanding Common Stock, He Will Control And Make Corporate Decisions That May Be Disadvantageous To Minority Stockholders.

         Mr. Robert Danvers owns or controls approximately 73% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Danvers may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

  If A Market For Our Common Stock Develops, Our Stock Price May Be Volatile.

         If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

        (1) actual or anticipated variations in our results of operations;

        (2) our ability or inability to generate revenue;
        (3) increased competition; and
        (4) conditions and trends in the application services industry.

         Further, if our common stock is traded on the OTC Bulletin Board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

  Our Securities May Be Subject To Penny Stock Regulations.

         If a market for our securities develops and the price of our common stock falls below $5.00 per share, then we will be subject to "penny stock" regulation. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.
  Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

  If Plans To Phase-out The OTC Bulletin Board Are Implemented, We May Not Qualify For Listing On The Proposed Bulletin Board Exchange Or Any Other Marketplace, In Which Event Investors May Have Difficulty Buying And Selling Our Securities.

         We understand that, in 2003, subject to approval of the Securities and Exchange Commission, The NASDAQ Stock Market intends to phase out the OTC Bulletin Board, and replace it with the "Bulletin Board Exchange" or "BBX". As proposed, the BBX will include an electronic trading system to allow order negotiation and automatic execution. The NASDAQ Stock
  Market has indicated its belief that the BBX will bring increased speed and reliability to trade execution, as well as improve the overall transparency of the marketplace. Specific criteria for listing on the BBX have not yet been announced, and the BBX may provide for listing criteria which we do not meet. If the OTC Bulletin Board is phased out and we do not meet the criteria established by the BBX, there may be no transparent market on which our securities may be included. In that event, investors may have difficulty buying and selling our securities and the market for our securities may be adversely affected thereby.

    CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

          Some of the statements under "Prospectus Summary", "Risk Factors", "Plan of Operation", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forwardlooking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forwardlooking statements are reasonable, factors previously noted could cause our actual results to differ materially from those contained in any forward looking statements.

                                   USE OF PROCEEDS

          We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

                               SELLING SECURITY HOLDERS

          The selling stockholders named in this prospectus are offering all of the 1,200,000 shares of common stock offered through this prospectus. The shares include the following:

          1. 1,200,000 shares of our common stock that the selling stockholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on May 14, 2002.

          The following table provides information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

          1. the number of shares owned by each prior to this offering;

          2. the total number of shares that are to be offered for each;

          3. the total number of shares that will be owned by each upon completion of the offering;

          4. the percentage owned by each; and

          5. the identity of the beneficial holder of any entity that owns the shares.

                               Total number     Total shares to
                    Shares      shares to          be owned        Percent
                    owned       be offered          upon          owned upon
                    prior       for selling      completion      completion
  Selling          to this    security holders     of this        of this
  security holder  offering      account           offering       offering

_____________________________________________________________________________

  Albert Amar
  1546 Hope Road
  North Vancouver,  2,000         2,000              NIL            NIL
  BC V7P 1W9

  Robert Cherniack
  301 - 4838
  Fraser St.
  Vancouver, BC
  V5V 4H4           90,000        90,000             NIL            NIL

  Table is continued from page 6


                               Total number     Total shares to
                    Shares      shares to         be owned          Percent
                    owned       be offered         upon            owned upon
                    prior       for selling      completion        completion
  Selling           to this   security holders    of this           of this
  security holder   offering     account          offering          offering


____________________________________________________________________________


  Stephen Bass
  120 - 6450
  East Boulevard
  North Vancouver,
  BC V6M 3V9        90,000        90,000             NIL              NIL

  Evelyn Cable
  1400 - 400
  Burrard Street
  Vancouver, BC
  V6C 3G2           86,000        86,000             NIL              NIL

  Doreen Danvers
  315 - 7122
  Mary Ave.
  Burnaby, BC
  5E 4N23            2,000         2,000             NIL              NIL

  Morris Ergas
  840 Younette
  Drive
  West Vancouver,
  BC V7T 1S9         2,000         2,000             NIL              NIL

  Carol Hill
  5537 Marine Drive
  West Vancouver, BC
  V7W 2R4           30,000        30,000             NIL              NIL

  Peter Hill
  5537 Marine Drive
  West Vancouver, BC
  V7W 2R4           90,000        90,000             NIL              NIL

  Faouzi Kossentini
  506 - 1323
  Homer Street
  Vancouver, BC
  V6B 5T1            2,000         2,000             NIL              NIL

  Phillip Levy
  10771 Swinton
  Crescent
  Richmond, BC
  V7A 3T2            2,000         2,000             NIL              NIL

  Debra MacArthur
  8170 Muirfield Cres.
  Whistler, BC
  V0N 1B8           95,000        95,000             NIL              NIL

  Maxwell Capital Inc.
  1400 - 400
  Burrard Street
  Vancouver, BC
  V6C 3G2           85,000        85,000             NIL              NIL

  Beneficial owner:
  Bram Solloway
  Susan Miller
  4060 Goldie Court
  North Vancouver,
  BC V7G 2P4        90,000        90,000             NIL              NIL

  Sheila Milstein
  3062 Spencer Drive
  West Vancouver,
  BC V7V 3C7         2,000         2,000             NIL              NIL

  Alberto Moscona
  701 - 2288
  Bellvue Ave.
  West Vancouver,
  BC V7V 1C6        90,000        90,000             NIL              NIL

Table is continued from page 7


                              Total number       Total shares to
                    Shares     shares to           be owned          Percent
                    owned      be offered           upon           owned upon
                    prior      for selling        completion       completion
  Selling           to this   security holders      of this          of this
  security holder   offering     account           offering         offering


_____________________________________________________________________________

  Carolynne Newcombe
  11B - 6128
  Patterson Ave.
  Burnaby, BC
  V5H 4P3            2,000         2,000             NIL               NIL

  Lita Nuguid
  10 - 10980
  No. 2 Road
  Richmond, BC
  V7E 2E3           90,000        90,000             NIL               NIL

  Richard Paisley
  2221 Inglewood Ave.
  West Vancouver,
  BC V7V 1Z7         2,000         2,000             NIL               NIL

  Neil Pollock
  3938 Braemar Place.
  North Vancouver,
  BC V7N 4M8         2,000         2,000             NIL               NIL

  Julius Roitman
  1530 Boundry Road
  Burnaby, BC
  V5K 4V4           90,000        90,000             NIL               NIL

  Alan Sacks
  3625 Bluebonnet
  Road
  North Vancouver,
  BC V7R 4C9         2,000         2,000             NIL               NIL

  Bram Solloway
  5476 Monte
  Bre Crescent
  West Vancouver,
  BC V7W 3A7        95,000        95,000             NIL               NIL

  Maureen Solloway
  5476 Monte
  Bre Crescent
  West Vancouver,
  BC V7W 3A7         4,000         4,000             NIL               NIL

  Robert Thompson
  102 - 1040
  Hamilton Street
  Vancouver, BC
  V6B 2R9           60,000        60,000             NIL               NIL

  Barrie Weiner
  605 - 815
  Hornby Street
  Vancouver, BC
  V6Z 2E6           95,000        95,000             NIL               NIL

_____________________________________________________________________________

           Except as otherwise noted in this list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4,500,000 shares of common stock outstanding on the date hereof.

           Other than Bram Solloway, none of the selling stockholders or their beneficial owners (a) has had a material relationship with us other than as a stockholder at any time within the past three years; or (b) has ever been an officer or director of ourselves or any of our predecessors or affiliates. Mr. Bram Solloway is the beneficial owner of Maxwell Capital Corporation. Mr. Solloway was our Secretary and Treasurer during the period November 1, 2001 to May 20, 2002.

           None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

                                PLAN OF DISTRIBUTION

           The selling shareholders will offer and sell their shares at prices between $0.04 and $0.05 per share until our shares are quoted on the OTC Bulletin Board or a national securities exchange and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, although a market maker has informed us of its interest to file an application for us to become eligible for quotation on the OTC Bulletin Board. The selling shareholders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities. The shares will not be sold in an underwritten public offering.

           The selling security holders may sell the securities in one or more of the following methods:

           - in the "pink sheets" or in the over-the-counter market or on such exchanges on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

           - in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling security holder to its partners or members, subject to rules relating to sales by affiliates; or
           - through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares.

           In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

           At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is to be delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

           We have told the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with an at the market offering such as this offering. We have provided each of the selling security holders with a copy of these rules. We have also told the selling security holders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus. All of the foregoing may affect the marketability of our common stock.

                                     LEGAL PROCEEDINGS

           We are not currently a party to any material litigation, nor to the knowledge of management, is there any material litigation threatened or contemplated against us. Our agent for service of process in 10 Nevada is

  Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno Nevada 89501.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The following table sets forth the names, positions and the ages of our directors and executive officers. Directors are elected at our annual meeting of stockholders and serve for a one year term or until removed from office in accordance with our bylaws or their successors are elected and qualify. Officers are appointed by the board of directors and their terms of office are, except to the extent governed by employment contract, at the direction of the board of directors. Directors do not currently receive any compensation for their services in acting as directors.


                                                                     Director
  Name                         Age         Position                   Since

  Robert Danvers                49         Chief ExecutiveOfficer,     2001
                                           President and Director

  Stephen Jackson               48         Secretary, Treasurer        2002
                                           and Director

           Robert Danvers, our founder, has served as the our President, Chief Executive Officer, Secretary and Treasurer from August 30, 2001 to November 1, 2001 and thereafter to date as a director, President and Chief Executive Officer. Since 1982, Mr. Danvers has provided business consulting services to development businesses and public reporting companies principally in the field of financial management and business information systems. For the preceding five years, Mr. Danvers has served as President and a director of Danby Financial Management Corp. and Danby Technologies Corporation. These businesses operate respectively in the fields of financial management and information systems consulting.

           Stephen Jackson has served as a director since April 12, 2002 and our Secretary and Treasurer since May 20, 2002. Mr. Jackson has been active in general consulting to business; private, corporate and publicly reporting since 1980, He is a past director of the British Columbia Taxi Association and has served during 2000 through 2002 as a director and President, Secretary and Treasurer of Phoenix Star Ventures, Inc. (formerly wowtown.com, Inc.), a Delaware reporting company trading on the OTC Bulletin Board.
  During the period 1995 through 1997, Mr. Jackson served as Vice President Investor Relations for Athabaska Gold Resources, a Canadian reporting company, then trading on the Toronto Stock Exchange and Breckenridge Resources Ltd., a Canadian reporting company, then trading on the Vancouver Stock Exchange. During 1998 and 1999 Mr. Jackson consulted for the Vancouver International Airport Authority.

           There are no family relationships between any of our directors, executive officers and/or directors, nominees herefore or significant employees.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth certain information regarding our common stock beneficially owned as of the date of this prospectus, by:

           (i) each stockholder known by us to be the beneficial owner of five (5%) percent or more of our outstanding common stock;
           (ii) each of the our executive officers and directors; and
           (iii) all executive officers and directors as a group.

           As at the date hereof, there were 4,500,000 shares of our common stock issued and outstanding.

  Name and Address of               Amount and Nature of            Percent
  Beneficial Owner (1)              Beneficial Owner (2)           of Class

  Robert Danvers (3),(4),(5),           3,274,000                    72.8%

  Danby Technologies Corporation        1,180,000                    26.2%
  Chantal Trudeau                         450,000                    10.0%
  Simon Danvers                           450,000                    10.0%
  Nicholas Danvers                        450,000                    10.0%
  Stephen Jackson                           6,000                     0.1%

  All Executive Officers
  and Directors as a group
  (2 persons)                           3,280,000                    72.9%

  _____________________

  (1) Unless otherwise indicated the address of each of the listed beneficial owners identified is 444 Columbia Street E, New Westminster, BC V3L 3W9.
  (2) Under securities law, a person is considered a "beneficial owner" of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days.
  (3) Includes 450,000 common shares held in the name of Chantal Trudeau. Robert Danvers is the spouse of Chantal Trudeau. Each disclaims beneficial ownership of the shares beneficially owned by the other.
 (4) Includes 900,000 common shares held in the name of Danby Investment Corp., a British Columbia corporation on behalf of Simon Danvers as to 450,000 common shares and Nicholas Danvers as to 450,000 common shares. Simon Danvers and Nicholas Danvers are the minor children of Robert Danvers and Chantal Trudeau. Simon Danvers and Nicholas Danvers shares are held in trust by Danby Investment Corp. for their benefit. Robert Danvers is the President and sole shareholder of Danby Investment Corp. and disclaims beneficial ownership of the shares beneficially owned by Simon Danvers and Nicholas Danvers. As trustee, Robert Danvers has full direction and control of the shares held beneficially for Simon Danvers and Nicholas Danvers.
  (5) Includes 1,180,000 common shares held in the name of Danby
  Technologies Corporation, a British Columbia corporation. Robert Danvers is the President and sole shareholder of Danby Technologies Corporation.

  Change of Control

          There are currently no arrangements known to us, which will or in the future could, result in a change of control.

                            DESCRIPTION OF SECURITIES

  General

          The following description of our capital stock is a summary of the material terms and is subject to and qualified in its entirety by our articles of incorporation, our bylaws and Nevada Law. Our authorized capital stock consists of 75,000,000 shares consisting of two classes of stock as follows:

  Common Stock

          Our articles of incorporation authorize the issuance of 50,000,000 shares of common stock, par value $0.001. Each holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the articles of incorporation.

          Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds and, in the event of liquidation, dissolution or winding up of the our affairs. In the event that any of the aforementioned situations occur holders are entitled to receive, ratably, our net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of common stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of our common stock are issued, the relative interests of then existing stockholders may be diluted.

           As of the date of this prospectus, there were 4,500,000 shares of our common stock issued and outstanding, held by thirty-one (31) stockholders of record.

  Preferred Stock

           Our articles of incorporation authorize the issuance of 25,000,000 shares of preferred stock, par value $0.001. Our board of directors is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of preferred stock into common stock. No preferred stock has been issued by us. We anticipate that our preferred stock would be utilized in making acquisitions.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

           No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

           Adorno & Yoss, P.A., our independent legal counsel, has provided an opinion on the legality of the issuance of the securities being offered herein.

           The financial statements included in this prospectus and registration statement have been audited by Morgan & Company, Chartered Accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

  DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

           Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our articles of incorporation and bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                     ORGANIZATION WITHIN LAST FIVE YEARS

           We were incorporated under the laws of the State of Nevada on August 30, 2001, and are in the early developmental stage. Effective October 3, 2001, we entered into an agreement to acquire the prior development, designs and implementation of a virtual office system from Danby Technologies Corporation in consideration for a purchase price of $60,000, due December 31, 2002 and a royalty on our net revenues from the system or products or services which use the system. Royalties are determined at the rate of 2% of net revenues until the amount paid or payable aggregates $250,000 and thereafter, at the rate of 1%. Management believes that this royalty rate is favorable in relationship to the software licensing fees normally paid in transactions of this sort.

           In May 2002, we issued Danby Technologies Corporation and a staff member an aggregate of 1,200,000 common shares in settlement of the principal amount of $60,000 due under the terms of the purchase agreement of October 3, 2001. Mr. Danvers, our President, Chief Executive Officer and director beneficially owns Danby Technologies Corporation. Since 1997, Danby Technologies Corporation has provided computer and network system consulting and development services and has undertaken internal development of a number of software development projects. The virtual office system is one of Danby Technologies Corporation's development projects which include developments for the travel and entertainment industries, labour and information management and online accounting systems. Mr. Danvers has been our sole promotor since inception.

            Except as previously described, we have not been involved in any bankruptcy, receivership or similar proceeding, nor have we been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

                                 DESCRIPTION OF BUSINESS

  Business of Issuer

            We are engaged in the development of Internet accessible systems for conducting business processes in real time. Our current objective is the development and commercialization of a system which provides remote users with access via a Java enabled web browser to their software applications, corporate data storage and integrated business applications for contact, document, time and project management. We refer to our project as a "virtual office" and use the term herein to denote our proposed product offering.
  We also refer to the term "online" in ou business description to denote a service or business process that is accessible via the Internet, 24 hours a day. We are currently in the development stage and have not engaged in revenue producing activities.

           Management identified the online hosting industry as exhibiting strong potential for reasons including:

           - the increasing availability and reducing cost of high speed Internet connections;
           - the cost of deploying computer software and computer systems;
           - the cost of maintaining computer systems and providing system help;
           - the trend toward employees working away from their primary office;
           - the cost of experienced system managers; and
           - the large market represented by small and medium businesses.


  Online Host or Application Service Provider ("ASP")

           The ASP model is an outgrowth of the growing practice of outsourcing. ASPs deliver and manage applications and computer services for many thousands of users from remote data centers via the Internet or a private network. An ASP provides its customers with the infrastructure and services such as application hosting, subscription management, service level monitoring, network delivery, backup and recovery services, version management, help desk, integration and consulting services. Customers can, as with other forms of outsourcing, then concentrate their energies and focus on their core business processes.

            Under the ASP model, users do not pay the initial costs of software, hardware, or systems development but pay on the basis of use, on a pay as you use or rental basis. ASP's may charge customers initial establishment or setup fees, monthly service fees and fees based on additional usage or volumes of storage or throughput.

Business Plan For Development of The Virtual Office

            Following an evaluation of relevant circumstances, we concluded that we could create a viable and successful business by developing and commercializing a full service virtual office system for small and medium businesses. Our business model would emphasize a single, integrated approach backed up with service and customer training.

            A virtual office can be viewed as a computer system with user applications, security and network communications, just as you would find in most businesses' offices. The distinguishing feature of a virtual office system is that the computer systems and applications are hosted on a supplier's system and are accessible from outside the supplier's office.
  In our implementation, access is via the Internet through virtually any Java enabled web browser. This would allow customers to access our system securely using most any computer and many forms of personal digital assistants and cellular telephones. Our virtual office system will not require specialized software to be installed on the device our customer uses to access our system.

            Our virtual office is based on the ASP model, however we believe that small and medium business require their technology to be provided in the form of a service. The focus of our development has been toward the view that our virtual office needs to provide our users with a central source for data and to provide for users to work together and collaborate on projects or daily tasks. It should also enable our users to build and maintain their business' knowledgebase. Our objective for development is for clients to be able to capture business information centrally and have it available to authorized persons in real time. We use the term "knowledgebase" to refer to a store of written and other data forms and formats that make up a businesses' knowledge. A knowledgebase would include accounting data, secret processes or communications and quotations to customers, discussions between engineers on a development problem, project and job tracking, policy and procedure manuals to name but a few examples. To obtain value from such a knowledgebase, our proposed system will include standard reporting and viewing capabilities so users can locate information quickly and in context.

            To be successful and attract users, we will need to:

               * develop our virtual office so that users can readily access the features they wish to use;
               * provide online help and training tutorials and provide users with access to staff for solving other technical issues;
               * develop our systems so that they are robust and capable of handling many users simultaneously without affecting other users; and
               * provide privacy and security for our customer's data and their communications to and from our system.

            The elements of our business plan for the development of the virtual office are summarized as follows:

            1. Development of Virtual Office System

            The business model that we have created requires us to develop and commercialize a system that is easy to use, responsive, provides functionality customers are seeking and is cost effective. We will also need to provide assistance, training and support to our customers so they are able to gain maximum benefit from our virtual office system. We believe our ultimate success will be measured by the extent our customers use our system and derive value from it.

            The virtual office system has been in development for over two years. The virtual office system is currently designed to include the following capabilities or functionality:

            * Email, calendar, address book, to-do lists and reminders
               Each user will have fully enabled email including a personal name and address book and the ability to use folders to categorize e-mails, a personal to-do list and personal reminders. Calenders allow for appointments and recurring meetings.

            * Group calendar and schedule
               Each user within a company will have the ability if permissions have been granted to make appointments and meetings with other members of the company and to determine available time, book meeting rooms and other resources company-wide.

            * Web site
               We will host our customers' web site and Internet domain as an integral part of their virtual office.

            * Data storage and access, document sharing, cut and paste
               Each of our clients will be provided with disk storage space for their data and business applications. Our virtual office will provide the ability to segregate data in directory structures and to have different permissions applied. Our system will provide users with the ability to transfer data to and from our system to their local machines and will also allow most of our client's applications to share data through the system's clipboard.

            * Business productivity applications:

              Each of our customers will be provided with a suite of business productivity programs which integrate with the other features of the virtual office. The following productivity application modules will be offered:

            Client and contact management - includes the ability to maintain contacts throughout the business which are accessible from a user's email and from other productivity application modules. Provides businesses with the ability to track contacts made via telephone,email,include scanned in letters or other correspondence, prepare client notes and maintain discussions. The contact information is readily accessible with views and reports and the ability to search headings and within the information maintained.

            Document and resource management - provides a common store, management, access control and the ability to categorize and to view summaries and list of documents. The document management application will provide a review cycle including the notification of reviewers, document versioning to segregate changes and the ability to attach comments, review notes and discussions to draft documents. Users will also have the ability to develop and separately post documents related to their business as resources such as policy and procedures manuals, benefits manuals, marketing materials reference materials, how-to information, and just about any other file or information that a business may use as a common resource. The resource section of this module stores and provides easy access to information in the manner of a corporate library.

            Task and project management - includes the ability to track projects and tasks throughout the business. Reports and views will allow staff and management to see the ongoing progress of work and for management to track and assign tasks. This module will allow detailed work requests to be tied to customer quotes and files and to be available to the assigned staff member in a view of work assignments and to managers in views of completed and incomplete jobs or tasks.

            Time, expense tracking and billing - working in conjunction with our other modules, particularly the task and project tracking, business will have the ability to enable time tracking including time associated with jobs and tasks. This module will provide for approval of time records and the association with a customer, job or internal task. It will also allow expenses associated with customer work and billings to be tracked, approved and ultimately billed. Users can bill and track receipts based on time, expense and job records developed. In addition to printing of invoices, our users will be able to send electronic invoices via email and automated billing through direct charging to major charge cards.

            All of our proposed productivity applications will be integrated and have the ability to share information. We will enable within these productivity applications, the ability to control user access and the ability to control creation, change or deletion of information in our modules.

            All productivity applications will be search-enabled so users can search for relevant documents by headers and by the content of the document or information itself.

        * Local printing
            Users of the virtual office will be able to print to virtually any local or network printer.

        * Backup and security
            Our system will provide security for our users' data and their communication into and out of the virtual office. We will use 128 bit SSL encryption for any communication between our servers and client machines. To protect from system failures, we will provide a data backups on a daily and weekly rotation. Clients will be able to request additional backups of their data and offsite storage through backups to CDROM.

        * Run user applications
            Users will have the ability to run their existing Win32, Linux and UNIX commercial software as part of their virtual office. Businesses will be able to run their existing software within our system and access such applications through a Java enabled web browser. Applications we host for clients will be able to access all applicable data files maintained in our system or on a user's computer hard drive or shared hard drive. We will establish 16 support policies for user applications based on our testing and on our client's needs. We envision supporting only certain applications which would include a selection of the most popular software applications.

        * Help desk, maintenance and upgrades
            To enable our users to realize the benefits of our virtual office system and to enable them to use all its features, we will provide users with a web based help system and tutorial and access to our help desk staff who can interact with users over the Internet through our system to determine user issues and problems. We expect to additionally provide context driven help on the main user entry points in our productivity applications and to build a help database providing general information on using the system, frequently asked questions as well as providing a forum for customers to contact our staff to resolve technical problems they may encounter. We plan to include a general tutorial for first time customers to familiarize them with the system and setting up of their office.

          We currently have a test implementation of our virtual office and have developed designs for the commercialization of our development. Our system is currently incomplete and requires additional development principally in respect of the productivity applications modules, our help system and the related interoperation and testing of these functions and modules. See estimates of costs to complete the virtual office system as set forth in the section titled "Plan of Operation" herein.

          We presently do not have sufficient funds to engage additional employees or contractors to undertake the remaining development planned for our virtual office system. Commencement of such development is conditional upon our obtaining funding.

          2. Development of Internal Systems

          The virtual office is composed of three components or layers which we describe as the hardware and operating system layer, the middleware layer and the business processes layer.

          Hardware and Operating System
          Our virtual system will require network servers and operating system software. We will also require internet connections and an internal network. Our virtual office will require approximately eight servers and will require networking and full interoperation. The operating system layer is responsible for all hardware and storage operations and for all network communications and authentication of users. We use a combination of servers running UNIX, Linux and Windows. We will require licenses for the UNIX and Windows operating system software from their respective suppliers. Operating system software is priced per server with additional fees for each user. We are able to acquire the operating system licenses readily without lead time, in the normal course of business.

           Middleware Software
           On our servers, we run middleware software to provide specialized functionality such as firewall, web management, database, name services, security, mail and communications. Middleware is the term we use herein to describe the system services and development environment upon which our virtual office is developed. Middleware is generally implemented as a software server. We use a combination of public domain middleware for which we pay no license fees and commercial middleware for which we pay licensing fees which are generally priced per server with additional fees for each user. We are able to acquire the required middleware licenses readily without lead time, in the normal course of business.

           Business Processes
           Our virtual office is developed and implemented in this layer. There are no additional licensing fees or charges applicable to our own development. Where we include modules or programs in our virtual office which others have written, we may be required to pay licensing or royalty fees to the author of such program or module. We will also develop and implement our internal management information system in this layer, consisting of system sign-up and tracking of client installations, change orders, service calls, customization requests, other services and overall usage of the system. Our management information system will need to provide real-time information on the status of client orders and system usage and provide automated billing and accounting.

           We currently have no hardware of our own nor have we acquired any operating system or middleware software licenses. We currently have, however, rented a shared Internet connected network from Danby Technologies Corporation to provide the hardware, software and middleware layers in which we operate our current development and test operations. We presently do not have sufficient funds to acquire hardware or software and commence development of our network infrastructure and internal management information system. Commencement of such development is conditional upon our obtaining financing.

            3. Development of Web Site and Virtual Office Demonstration

            For marketing of our service, our plan includes the development of a web site and web-based demonstration of our virtual office system. Our web site will incorporate information about ourselves and our products and services. The demonstration will allow potential customers the ability to tryout the features and usability of our virtual office prior to purchasing.

            We plan to outsource the development of the web site to a firm with expertise in designing web sites and have identified companies that have the capability to complete this development. We have not as yet identified the environment or method for developing the system demonstration, nor have we identified companies or individuals that have the ability to complete such a system demonstration.

            We presently do not have sufficient funds to commence development of our web site and system demonstration. Commencement of such development is conditional upon our obtaining financing.

            4. Marketing of the Virtual Office

            Our objective will be to commence marketing upon completion of development of the virtual office system, web site and demonstration system. Our marketing strategy is proposed to be directed toward businesses with the following attributes:

                    * employees and contractors working away from the office;
                    * home office market; and
                    * rapidly growing and start-up enterprises requiring
                      scalable computer systems.

             We plan to outsource the development of our marketing, including the development of logos, art and design work for our brochures and web site. We also expect to outsource our marketing functions for the launch of our virtual office and ongoing marketing functions for the foreseeable future.
  We believe an independent marketing team, paid under a fair commission program with channels for reporting customer contacts will provide the best value and allow our management to concentrate on developing and managing the virtual office system.

             We presently do not have sufficient funds to commence our marketing program. Commencement of our marketing program including artwork, design and brochures and other marketing materials is contingent on our obtaining funding.

  Revenue Sources

             The successful implementation of our business model will enable us to generate revenues from:

             - setup or implementation fees;
             - monthly system fees;
             - monthly system usage fees;
             - consulting and training fees; and
             - customizing fees;

  Competition

             We will compete with numerous providers of online or Internet accessible business applications and services companies, many of which have far greater financial and other resources than we do. Many of these companies have established histories and relationships in providing online applications or systems that enable them to attract talent, marketing support, the interest of decision makers and financing. Moreover, proven track records are of paramount consideration in selecting vendors.

             We plan to compete through the development of an integrated, fully managed and easy to use "virtual office" as a complete online system for small and medium businesses. We also plan to aggressively market the virtual office through successful marketers.

             While our management team has significant business experience, we, as a company, have no proven track record in the application service provider or online services industry. There is no assurance that we will be able to successfully complete development of a commercial system or compete in this industry.

  Government Regulations

             Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

             Currently, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New and existing laws may cover issues that include:

             * Sales and other taxes;
             * User privacy;
             * Pricing controls;
             * Characteristics and quality of products and services;
             * Consumer protection;
             * Cross-border commerce;
             * Libel and defamation;
             * Copyright, trademark and patent infringement; and
             * Other claims based on the nature and content of Internet materials.

             These new laws may impact our ability to develop and market our virtual office system in accordance with our business plan.

             We may have to qualify to do business in other jurisdictions. If we commence our virtual office business, we anticipate that our sales and our customers will be in multiple states and foreign countries. As our customers may be resident in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country. Failure to qualify as a foreign company in a jurisdiction where required, could subject us to fines, penalties or other prosecutions.

  Research and Development Expenditures

             We have not expended any money on research and development. We have however spent $60,000 on expenses associated with the acquisition of prior development costs and plan to expend in the next 12 month period the sum of $184,200 on expenses associated with the development of our proposed virtual office system.

             We expect to continue to develop our virtual office system and expect to devote a significant proportion of our revenues and capital funds to developing enhancements to our virtual office system and maintaining our competitive positioning.

  Environmental Regulations

             We are not aware of any environmental laws that will be applicable to the operation of our business.

  Employees

             We currently have no full-time employees, one part-time employee and one part-time contractor. Mr. Robert Danvers, our President and Chief Executive Officer is a part-time employee and Mr. Tim Sproule is a part-time consultant. As prospects and circumstances warrant, we will engage additional full-time and part-time employees, as well as consultants, to perform required services.

                                    PLAN OF OPERATION

  Current Operation Development

     In furtherance of our business model:

         - In October 2001, we acquired the prior development and implementations of the virtual office from Danby Technologies Corporation, a company controlled by our founder and President. Danby Technologies Corporation developed the original plans and test implementations over a period of two year prior to our acquisition.

         - In October 2001, we organized a British Columbia, Canada corporation to enable us to conduct our development and to service the Canadian market after commercialization of our virtual office system.

         - We have engaged Mr. Tim Sproule of Danby Technologies Corporation on a part-time basis since October 2001 to provide computer and system services on a monthly basis and to act as our technical consultant. Mr. Sproule is a computer system specialist with extensive experience with system management, programming and development. As a consultant, Mr. Sproule has managed large UNIX based distributed systems and played a key role in project developments.

         - We have rented a share of an Internet accessible server based system from Danby Technologies Corporation since October 2001. This hardware, network infrastructure and internet connectivity has enabled us to deploy our test implementation of the virtual offic system and continue development and testing.

         - Stephen Jackson joined as a member of our board of directors in April 2002. Mr. Jackson is a businessman, engaged in providing business consulting to private and public companies since 1980.

           Since our acquisition of prior development and designs, we have continued to progress our development plan focusing on continued testing in a live business environment with multiple users and completing our designs and upgrades for a commercial virtual office system. Our testing the scale-up of the virtual office system has identified development issues related to customer segregation. We have identified potential software solutions to address these issues and as part of our upgrade plan, we will implement a test development to confirm our approach.

           Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified, subject to our obtaining funding for the development and marketing of our virtual office system:

           * Complete development of the virtual office system;
           * Complete development of our internal systems;
           * Complete development of our web and demonstration site; and
           * Market our virtual office system;

           To accomplish our objectives, we will need to undertake significant development work and wil accordingly need to hire additional employees, contractors and further, engage consultants to enable us to undertake marketing. Progress in development and the hiring of additional staff is conditional upon our obtaining financing.

           The projected time to complete each of the elements of our plan of operations and its anticipated cost are discussed below:

           1. Complete Development of Virtual Office System

           We are currently testing and upgrading the virtual office system however we require additional design, programming and testing to develop a commercial version of our virtual office system including help and user support systems. We anticipate this development could be completed within a four month period after we obtain funding. We anticipate that the development costs will be approximately $60,000 and will consist primarily of payments to consultants for programming and software development services and the cost of help desk training and staff management.

            2. Complete Development of Our Network Infrastructure

            We anticipate that development of our network system and Internet infrastructure, including additional security features and our internal management information system to be completed over a three month period during the development of the virtual office at a budgeted cost of $12,500. To complete our infrastructure for commercial operations, we estimate software licensing costs of approximately $29,700 will be required. We also anticipate that costs for the acquisition of additional equipment, prepayments for high speed internet connection services and other costs including fees for the development and implementation of this infrastructure will be approximately $62,000.

            3. Complete Development of Web and Demonstration Site

            We plan to commence development of our web site and web-based system demonstration during the final month of the virtual office development program. Provided funds are available, we anticipate that this component could be completed in a period of less than 45 days. We anticipate development costs will be approximately $20,000.

            4. Marketing

            We plan to undertake the development of a logo and other art and to developa look and feel for our brochures and web site and which we will incorporate into an advertising and marketing campaign once the development of our virtual office system and web site are approaching completion. We anticipate that initial marketing expenses, including travel for the first year will be approximately $75,000. We anticipate that the marketing materials and campaign would be designed by an outside marketing consulting firm.

  Employees and Consultants

            We currently have no full-time employees, one part-time employee, Mr. Robert Danvers, our President and Chief Executive Officer and one part-time contractor, Mr. Tim Sproule. Our full-time employee and consulting positions are not expected to exceed six persons in the near future, including Mr. Robert Danvers, our President, a technical and systems manager, an administration assistant, a senior programmer and two technical support staff. We will contract with other consultants for specialized development to the extent required. The cost of employees or consultants over the next twelve months has been estimated as $106,000. The estimated cost of employees or consultants engaged in development and marketing has been included in the estimates contained within other items of this plan.

  Working Capital Requirements

             In addition to the above, we will incur additional expenses on account of overhead and administration. These costs will include fees payable for rent, office expenses, travel, legal and accounting services. We anticipate spending approximately $44,000 on these expenditures over the next twelve months. In addition to the amounts noted above, we are seeking an additional amount of funding aggregating approximately $50,000 for unalocated working capital.

  Results of Operations

             We have not yet engaged in any revenue-producing activities, nor are we a party to any binding agreements that will generate revenues. However, we continue to seek and evaluate various opportunities consistent with our business model that we believe will, over time, allow us to become profitable and enhance stockholder values. Due to our lack of revenue-production to date, and our lack of contractual commitments to generate revenue, there is no basis at this time for investors to make an informed determination as to the prospects for our future success. For similar reasons, our auditors have included in their report covering our financial statements for the period from incorporation to April 30, 2002, that there is substantial doubt about our ability to continue as a going concern.

              For the period from incorporation August 30, 2001 through April 30, 2002 we incurred a deficit of $92,438. Our principal areas of expenditure during the period were for prior development costs of $60,000, rent and occupancy costs of $10,500, system rental of $10,308 and technical subcontracts of $10,308. As at April 30, 2002, we had a working capital deficit of $85,438.

              Through April 30, 2002, we funded our operations through a combination of supplier finance and the sale of our equity securities.
  In October 2001, we completed the sale of 2,100,000 shares of common stock for proceeds to us of $7,000. The sale of these shares was effected off-shore, pursuant to SEC rules, regulations and interpretations, including Regulation S.

              Subsequent to April 30, 2002 we completed the sale of an additional 1,200,000 shares of common stock resulting in net proceeds to us of $60,000 and settled the $60,000 debt due to Danby Technologies Corporation under the terms of the October 3, 2001 purchase agreement by the issuance of 1,200,000 shares of our common stock. The sale of these shares was effected off-shore, pursuant to SEC rules, regulations and interpretations, including Regulation S. At May 31, 2002 our working capital position was approximately $25,500.

  Financial Plan & Operation

             We anticipate we will spend approximately $437,300 over the next twelve month period pursuing our stated plan of operations. Of these expenditures, we anticipate that approximately $287,000 will be spent within the next six month period.


             The funds available to us currently are insufficient to carry out our plan of operations and complete our development program and as we will be unable to generate revenues until such time as development is completed, we will require additional financing in order to pursue our plan of operations and our business plan. We believe that the funds currently available will enable us to sustain operations for the immediate future, however we will not be able to undertake development of the virtual system without additional financing. There is no assurance additional financing, if required, will be available to us upon acceptable terms.


             Our actual expenditures and business plan may differ from this plan of operations. Our board of directors may decide not to pursue this plan, or may decide to modify it based on new information or limits in the amount of available financing.


             We anticipate incurring continuing operating losses for the foreseeable future. We base this expectation, in part, on the fact that we will incur substantial operating expenses in completing our development program and do not anticipate earning any revenues until after development is completed and marketing has commenced. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

            (a) our ability to develop a commercially marketable virtual office system with the features and functionality sought by our potential customers;

            (b) our ability to successfully market our virtual office system to potential customers;

            (c) our ability to charge fees for use of our virtual office system that will enable us to generate revenues that exceed our operating costs; and (d) the introduction and availability of competing services.

            We believe the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decisions of our board of directors not to pursue a specific course of action based on its reassessment of the facts or new facts, changes in the application hosting business or general economic conditions and those other factors identified in this prospectus.

                           DESCRIPTION OF PROPERTY

            We do not own or lease any real property. Our principal executive offices are located in property of Danby Technologies Corporation, a company controlled by Mr. Robert Danvers, our President and a director, at 444 Columbia Street E., New Westminster, B.C. V3L 3W9. Our telephone number is
  (604) 777-1707. We pay on a month to month arrangement since October, 2001, for our office rent at this location at a rate of US$1,500 per month.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

             Except as set forth below, there have been no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which we are or will be a party, in which the amount involved exceeded $60,000 and in which any of our directors or executive officers, any security holder who is known by us, to own of record or beneficially more than five percent of our common stock any promoter, or any member of the immediate family of any of the foregoing persons, had a material interest.

  During the year ended April 30. 2002:

             We acquired from Danby Technologies Corporation, a company owned and controlled by Robert Danvers, the prior development, designs and implementations for a virtual office system for the reimbursement of $60,000 of Danby Technologies Corporation's prior out of pocket development expenses and a royalty on future sales of 2%, to an aggregate $250,000 and thereafter at the rate of 1% of net revenues.

             We issued 2,100,000 common shares in a private transaction at the price of $0.00333 per share to Mr. Robert Danvers, Mr. Danvers spouse, Chantal Trudeau and their minor children Nicholas and Simon Danvers for an aggregate consideration of $7,000.

             We rented our office premise for our British Columbia subsidiary and our executive offices from Danby Technologies Corporation at the rate of $1,500 per month on a month to month basis. In the period from incorporation to April 30, 2002, we incurred rental charges aggregating $10,500 of which the outstanding balance was $7,971 at April 30, 2002.

             We engaged Danby Technologies Corporation as contractor to provide us with a shared internet enabled network system for deploying and testing our development and to provide professional staff to maintain our implementation and undertake development. Fees of $3,000 per month are based on fees Danby Technologies Corporation charges other firms for comparable services. In the period from incorporation to April 30, 2002, we incurred fees related to systems and professional fees aggregating $20,616 of which the outstanding balance was $20,616 at April 30, 2002.

             Danby Technologies Corporation, advanced various operating expenses on our behalf, the outstanding balance of which was $70 at April 30, 2002.

             Danby Financial Management Corp., a company controlled by Robert Danvers, advanced various operating expenses on our behalf, the outstanding balance of which was nil at April 30, 2002.

  Subsequent to the year ended April 30. 2002:

             We issued 1,200,000 common shares to Danby Technologies Corporation and a member of their staff in settlement of the principal amount of $60,000 due Danby Technologies Corporation under the October 3, 2001 purchase agreement.

             At this time we have not formulated any corporate policies for entering into transactions with affiliated parties.

             Members of our management team are not employed by us on a full-time basis. They are involved in other business activities and may, in the future become involved in other businesses. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. We do not have and do not intend in the future to formulate a policy for the resolution of such conflicts. We currently have no agreements with members of our management team. We have not determined when an employment agreement would be entered into with Robert Danvers, our President however we have determined to review entering into an agreement after a public market for our common shares develops.

  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

  No Public Market for Common Stock

             There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

  Holders of Our Common Stock

             As of the date of this registration statement, we had thirty-one (31) registered stockholders.

  Rule 144 Shares

             A total of 3,300,000 shares of our common stock will be available for resale to the public after October 6, 2003,(2,094,000 shares), April 12, 2004 (6,000 shares) and May 13, 2004 (1,200,000 shares) in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

             1. 1% of the number of shares of our common stock then
                outstanding which, in our case, will equal approximately 45,000 shares as of the date of this prospectus; or

             2. the average weekly trading volume of our common stock
                during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

             Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

             Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

             As of the date of this prospectus, persons who are our affiliates hold 1,930,000 shares that may be sold pursuant to Rule 144 after October 6, 2003, April 12, 2004 and May 13, 2004.

  Stock Option Grants

             To date, we have not granted any stock options.

  Registration Rights

             We have not granted registration rights to the selling stockholders or to any other persons.

  Dividends

             There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

             1. we would not be able to pay our debts as they become due in the usual course of business; or

             2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

             We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                                 EXECUTIVE COMPENSATION

  Summary Compensation Table

             The following table sets forth information relating to all compensation awarded to, earned by or paid by us during each of the preceding three fiscal years to: (a) all individuals serving as our Chief Executive Officer in the fiscal year ended April 30, 2002; and (b) each of our executive officers who earned more than $100,000 during the fiscal year ended April 30, 2002:





                                        Other    Securities
                                        Annual   Underlying             All
  Name and        Fiscal                Compen-  Options/    LTIP      Other
  Principal       Year   Salary  Bonus  sation   SARs (#)   Payouts   Compen-
  Position                                                             sation

  Robert Danvers   2002     -      -       -        -          -         -
  President, CEO

  Stephen Jackson  2002     -       -       -       -           -        -
  Secretary,
  Treasurer


  Option Grants in Last Fiscal Year

             We did not grant any stock options to the executive officers during our most recent fiscal year ended April 30, 2002. We have also not granted any stock options to executive officers since April 30, 2002.

  Compensation of Directors

             There are no standard arrangements pursuant to which directors are compensated for any services provided as director. No additional amounts are payable to directors for committee participation or special assignments performed for and on our behalf through to April 30, 2002.

  Employment Contracts and Termination of Employment and Change-in-Control Arrangements

             There are no employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any of our directors or executive officers which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with us, any change in control of us, or a change in the person's responsibilities following such a change in control.

               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)


              CONSOLIDATED FINANCIAL STATEMENTS


                       APRIL 30, 2002
                  (Stated in U.S. Dollars)



                      AUDITORS' REPORT




To the Shareholders
Infotec Business Systems, Inc.
(A development stage company)


We have audited the consolidated balance sheet of Infotec Business Systems, Inc. (a development stage company) as at April 30, 2002 and the consolidated statements of operations, cash flows, and stockholders' deficiency for the period from August 30, 2001 (date of inception) to April 30, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2002 and the results of its operations and cash flows for the period from August 30, 2001 (date of inception) to April 30, 2002 in accordance with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1(c). These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, B.C.                     "Morgan  & Company"

May 27, 2002                          Chartered Accountants


               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

                 CONSOLIDATED BALANCE SHEET

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)




ASSETS

Current
Cash                                                    $ 2,066
Amounts receivable                                        2,094
Prepaid expenses                                            633
                                                         ------
                                                        $ 4,793
                                                         ------
LIABILITIES

Current
Accounts payable - related company                     $ 90,227
Accounts payable - other                                      4
                                                         ------
                                                         90,231
                                                         ------
STOCKHOLDERS' DEFICIENCY

Capital Stock
Authorized:
50,000,000 common shares, par value $0.001 per share
25,000,000  preferred  shares, par  value  $0.001  per share

Issued and outstanding:
2,100,000 common shares at April 30, 2002                 2,100

Additional paid-in capital                                4,900

Deficit Accumulated During The Development Stage        (92,438)
                                                        --------
                                                        (85,438)
                                                        --------
                                                       $  4,793
                                                       ---------


Nature Of Operations (Note 1)

               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

            CONSOLIDATED STATEMENT OF OPERATIONS

PERIOD FROM AUGUST 30, 2001 (DATE OF INCEPTION) TO APRIL 30,2002
                  (Stated in U.S. Dollars)



---------------------------------------------------------------
Expenses
Office and miscellaneous                               $  1,322
Rent and occupancy                                       10,500
Equipment rental                                         10,308
Software development costs                               70,308
                                                        -------
Loss For The Period                                    $(92,438)
                                                        -------

Basic Loss Per Share                                   $ (0.05)
                                                        -------

Weighted Average Number Of Shares Outstanding         1,745,679
                                                      ---------


               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

            CONSOLIDATED STATEMENT OF CASH FLOWS

PERIOD FROM AUGUST 30, 2001 (DATE OF INCEPTION) TO APRIL 30,2002
                  (Stated in U.S. Dollars)




Cash Flows From Operating Activities
Loss for the period                                    $(92,438)

Changes  in non-cash working capital balances  related
to operations:
Prepaid expenses                                           (633)
Amounts receivable                                       (2,094)
Accounts payable - related company                       90,227
Accounts payable - other                                      4
                                                         -------
                                                         (4,934)
                                                         -------
Cash Flows From Financing Activity
Issuance of share capital                                 7,000
                                                         -------
Increase In Cash During The Period                        2,066

Cash, Beginning Of Period                                   -
                                                      ----------
Cash, End Of Period                                     $ 2,066
                                                      ----------






               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

     CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)




                                       ADDITIONAL
                       COMMON STOCK    PAID-IN
                     SHARES    AMOUNT  CAPITAL     DEFICIT
TOTAL

October 2002 -
Issued for cash     2,100,000  $ 2,100  $ 4,900    $(92,438)  $
(85,438)
                    ---------  -------  --------    --------  ----
------
Balance,
 April  30, 2002    2,100,000  $ 2,100  $ 4,900    $(92,438)  $
(85,438)
2002                ---------  -------  -------    ---------  ----
------









               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)



1.NATURE OF OPERATIONS

  a)Organization

     The Company was incorporated in the State of Nevada, U.S.A. on August 30, 2001. The Company's wholly owned subsidiary, Infotec Business Strategies, Inc., was incorporated under the laws of the Province of British Columbia on October 1, 2001.

  b)Development Stage Activities

     The Company is engaged in the development of internet accessible ("online") systems for conducting business processes in real time. The development is currently focused on a "virtual office" system for small and medium businesses which provides remote users with access via a web browser to their software applications, corporate data storage and integrated business applications for contact management, time and project management, and client management.

     The Company is in the development stage; therefore, recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of Infotec Business Systems, Inc.'s development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales adequate to support its cost structure.

  c)Going Concern

     The Company will need additional working capital to be successful in its planned development activities and to service its current liabilities for the coming year, and, therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management has developed a strategy, which it believes will accomplish this objective, and is presently engaged in seeking various sources of additional working capital including equity funding through a private placement and long term financing.


               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)



2.SIGNIFICANT ACCOUNTING POLICIES

  The consolidated financial statements of the Company has been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

  The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality, and within the framework of the significant accounting policies summarized below:

  a)Consolidation

     These consolidated financial statements include the accounts of the Company and its wholly owned Canadian subsidiary, Infotec Business Strategies, Inc.

  b)Software Development Costs

     Software development costs are charged to expense as incurred unless the development project meets the criteria under United States generally accepted accounting principles for capitalization. Capitalization of software development costs begins upon the establishment of technological feasibility and ceases when the product is available for general release. The Company has no capitalized software development costs at April 30, 2002.

  c)Development Stage Company

     The Company is a development stage company as defined in the Statements of Financial Accounting Standards No.
     7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

  d)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting For Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion, or all if a deferred tax asset, will not be realized, a valuation allowance is recognized.




               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)



2.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  e)Foreign Currency Translation

     The operations of the Company's subsidiary, Infotec Business Strategies, Inc., are located in Vancouver, Canada and its functional currency is the Canadian dollar. The consolidated financial statements have been translated using the current method whereby the assets and liabilities are translated at the year end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period.

  f)Financial Instruments

     The  Company's financial instruments consist  of  cash,
     amounts   receivable,  prepaid  expenses  and  accounts
     payable.

     Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

  g)Basic Loss Per Share

     Basic loss per share is calculated using the weighted average number of common shares outstanding during the period.


3.COMMITMENT

  Pursuant to a purchase agreement dated October 3, 2001, the Company acquired computer software development costs for the consideration of $60,000, and a royalty of 2% on the net sales revenue of any product or service that uses all or any portion of the software until the amount paid totals $250,000, after which the royalty drops to 1%. The royalty is payable quarterly following the first commercial sale of products or services.

  The  software development costs were acquired  from  Danby
  Technologies Corporation ("Danby"), a company controlled by a majority shareholder, and was recorded at Danby's historical cost base.




               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)



4.RELATED PARTY TRANSACTIONS

  During  the  period, the Company entered into transactions
  (recorded at exchange values) with related parties as follows:

  i)The Company engages Danby Technologies Corporation to provide a shared internet enabled network system for deploying and testing, and to provide professional staff to maintain implementation and undertake development. In the period from inception to April 30, 2002, the Company has incurred fees related to systems rental aggregating $20,616.

  ii) The Company rents its office premise from Danby Technologies Corporation at the rate of $1,500 per month on a month to month basis. In the period from inception to April 30, 2002, the Company has incurred rental charges aggregating $10,500.


5.SUBSEQUENT EVENTS

  a)Subsequent to April 30, 2002, the Company entered into a debt settlement agreement whereby it settled the $60,000 arising from the purchase of software development costs by the issuance of 1,200,000 common shares at a price of $0.05 per share.

  b)Subsequent  to April 30, 2002, the Company  completed  a private  placement of 1,200,000 common shares at  $0.05
     per share, resulting in proceeds to the Company of $60,000.






                                         26



  AVAILABLE INFORMATION

  Availability of Additional Information

     We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements contained in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents and are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as exhibits to this registration statement, and the statements we have made in this prospectus are qualified in their entirety by reference to the referenced contracts, agreements or documents.

     The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The registration statement, including all exhibits, has beenfiled with the SEC through the Electronic Data Gathering, Analysis and Retrieval system. Following the effective date of the registration statement, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the SEC. We also intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

      This registration statement and other filings made by us with the SEC through its Electronic Data Gathering, Analysis and Retrieval Systems are publicly available through the SEC's site on the World Wide Web located at http//www.sec.gov.

  REPORTS TO SECURITY HOLDERS

     We will voluntarily send a report annually to stockholders including our annual audited financial statements.



                                              27


  PART II

  INFORMATION NOT REQUIRED IN THE PROSPECTUS

                INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Nevada General Corporation Law permits the indemnification of directors, employees, officers and agents of Nevada corporations. Our articles of incorporation and bylaws provide that we indemnify our directors and officers to the fullest extent permitted by the Nevada General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

       As authorized by the Nevada General Corporation Law, our articles of incorporation provide that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except liability for:

       - acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
       - the payment of dividends in violation of the Nevada Revised
         Statutes.

       This provision limits our rights and the rights of our shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care.
  These provisions will not alter the liability of directors under federal securities laws.




  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The estimated costs of this offering are as follows:

  Securities and Exchange Commission registration fee $ 100.00
  Federal Taxes                                            NIL
  State Taxes and Fees                                     NIL
  Transfer Agent Fees                                 1,000.00
  Accounting fees and expenses                       10,000.00
  Legal fees and expenses                            15,000.00
  Blue Sky fees and expenses                          2,000.00
  Miscellaneous                                            NIL
                                                       _______
  Total                                            $ 28,100.00
                                                       -------


      All amounts are estimates other than the Commission's registration fee.

      We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.





                  RECENT SALES OF UNREGISTERED SECURITIES

      We issued 2,100,000 shares of common stock on October 11, 2001 to Mr. Robert Danvers, Mrs. Chantal Trudeau and their minor children. Mr. Danvers is our President and a director. Mrs. Trudeau is the spouse of Mr. Danvers. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 at a price of $0.00333 per share, for total proceeds of $7,000. The 2,100,000 shares of




                                      28

  common stock are restricted shares as defined in the Securities Act.


      On May 13, 2002, we converted liabilities amounting to $60,000 through the issuance of 1,200,000 shares, at a price of $0.05 per share, to 2 persons
  (one of whom was an affiliate). These shares were issued pursuant to Regulation S of the Securities Act. Each creditor represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each creditor represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. The creditors had access to financial and other information about us and were afforded the opportunity to ask questions concerning our operations and the terms of the debt conversion. No registration rights were granted to any of the purchasers.

     We completed an offering of 1,200,000 shares of our common stock at a price of $0.05 per share to a total of 25 purchasers on May 14, 2002. The total amount received from this offering was $60,000. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S.
  We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision.
  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

       We did not utilize an underwriter for any of the foregoing. Other than the securities mentioned or referenced above, we have not issued or sold any securities since incorporation.





                                        EXHIBITS

  Number     Description of exhibit

  3.1        Articles of Incorporation
  3.2        Bylaws
  5.1        Opinion of Adorno & Yoss, P.A., with consent to use (to be supplied by amendment)
  10.1       Purchase Agreement with Danby Technologies Corporation
  10.2       Debt Settlement Agreement with Danby Technologies Corporation
  21         Subsidiaries of the Issuer
  23.1       Consent of Morgan and Company, Chartered Accountants
  23.2       Consent of Adorno & Yoss, P.A. (See Exhibit 5.1)








                                    UNDERTAKINGS



  The undersigned registrant hereby undertakes:

  1. To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this reg-





                                       29



         istration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

  2. That, for the purpose of determining any liability under the Securities Act, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.





                                   SIGNATURES




   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Westminster, British Columbia, Canada, on June 14, 2002.



   Infotec Business Systems, Inc.
          (Registrant)

                             By: _________________________________
                              /s/Robert Danvers
                                 Robert Danvers
     President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

   Signature                             Title                     Date
  _____________________________________President, Chief
                                       Executive           June 14,2002
   /s/Robert Danvers
   Robert Danvers                      Officer and Director
                                       (Principal Executive,
                                       Financial and Accounting
                                       Officer)

                                         Secretary, Treasurer and
  ______________________________________ Director                June 14, 2002
  /s/Stephen Jackson
     Stephen Jackson


















                                     EXHIBITS






       3.1        Articles of Incorporation

               ARTICLES OF INCORPORATION
                         OF
               INFOTEC BUSINESS SYSTEMS, INC.

The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to private corporations, hereby adopts the following Articles of Incorporation:

ARTICLE ONE. (NAME). The name of the corporation is:

              INFOTEC BUSINESS SYSTEMS, INC.

ARTICLE TWO. (RESIDENT AGENT). The initial agent for service of process is The Nevada Agency and Trust, 50 West Liberty Street,Suite 880, State of Nevada 89501.

ARTICLE THREE. (PURPOSES). The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

I. (OMNIBUS). To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

II. (CARRYING ON BUSINESS OUTSIDE STATE). To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory,or foreign country a business office, plant, store or other facility.

III. (PURPOSES TO BE CONSTRUED AS POWERS). The purposes specified herein shall be construed both as purposes and powers and shall be in no ways limited or restricted by reference to, or inference from,the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation;
nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.









                               1








ARTICLE FOUR. (CAPITAL STOCK). The corporation shall have authority to issue an aggregate of SEVENTY FIVE MILLION (75,000,000) shares of capital stock, consisting of two (2) classes of stock as follows for a total capitalization of SEVENTY FIVE THOUSAND DOLLARS ($75,000).

NONASSESSABLE COMMON STOCK: FIFTY MILLION (50,000,000) shares of Common Stock, Par Value ONE MILL ($0.001) per share, and

PREFERRED STOCK: TWENTY FIVE MILLION (25,000,000) shares of
Preferred stock, Par Value ONE MILL ($0.001) per share.

All capital stock when issued shall be fully paid and nonassessable.
No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

The Preferred Stock may be issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

Holders of the corporation's Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

ARTICLE FIVE. (DIRECTORS). The affairs of the corporation shall be governed by a Board of Directors of not more than twelve (12) nor less than one (1) person. The name and address of the persons constituting the first Board of Directors are:

NAME                        ADDRESS

Robert Danvers              444 Columbia Street E.
                            New Westminster, B.C. Canada V3L 3W9

ARTICLE SIX. (ASSESSMENT OF STOCK). The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

ARTICLE SEVEN. (INCORPORATOR). The name and address of the incorporator of the corporation is as follows:

NAME                               ADDRESS
Robert Danvers                     444 Columbia Street E.
                                   New Westminster, B.C. Canada V3L 3W9






                                    2




ARTICLE EIGHT. (PERIOD OF EXISTENCE). The period of existence of the Corporation shall be perpetual.

ARTICLE NINE. (BYLAWS). The Board of Directors shall adopt the initial Bylaws of the corporation. The power to alter, amend, or repeal the Bylaws, or to adopt new Bylaws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the Bylaws.

ARTICLE TEN. (CONTRACTS OF CORPORATION). No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall be any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation,or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote there at to authorize such contract or transaction, with like force and effect as if he were no such director or officer of such other corporation or not so interested.

ARTICLE ELEVEN. (LIABILITY OF DIRECTORS AND OFFICERS). No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Eleven shall not eliminate or limit the liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of the Nevada Revised Statutes.

ARTICLE TWELVE. (INDEMNIFICATION). The corporation may indemnify any director, officer, employee or agent of the corporation to the fullest extent permitted by Nevada law.

ARTICLE THIRTEEN. (CHANGE OF CONTROL). The corporation expressly elects not to be governed by the provisions of NRS 78.378 to NRS 78.3793 of the Nevada Revised Statutes, as amended from time to time, relating to the acquisition of a controlling interest in the corporation.

IN WITNESS WHEREOF. The undersigned incorporator has hereunto affixed her/her signature at New Westminster, B.C. Canada, this 25th day of August, 2001.





__________________________________
/s/ROBERT DANVERS
ROBERT DANVERS




                                           3






EXHIBIT

3.2        Bylaws


                    BYLAWS
                      OF
          INFOTEC BUSINESS SYSTEMS, INC.

                 A Nevada corporation




                        INDEX


                      ARTICLE I
                       OFFICES

Section 1.01 Registered Office                            1
Section 1.02 Other Offices                                1

                      ARTICLE II
                    CORPORATE SEAL

Section 2.01 Corporate Seal                               1

                      ARTICLE III
                STOCKHOLDERS' MEETINGS

Section 3.01 Place of Meetings                            1
Section 3.02 Annual Meeting                               1
Section 3.03 Special Meetings                             3
Section 3.04 Notice of Meeting                            4
Section 3.05 Quorum                                       4
Section 3.06 Adjournment and Notice of Adjourned Meetings 4
Section 3.07 Voting Rights                                5
Section 3.08 Joint Owners of Stock                        5
Section 3.09 List of Stockholders                         5
Section 3.10 Action Without Meeting                       5
Section 3.11 Organization                                 5



                    ARTICLE IV
                    DIRECTORS

Section 4.01 Number and Qualification                     6
Section 4.02 Powers                                       6
Section 4.03 Election and Term of Office of Directors     6
Section 4.04 Vacancies                                    6
Section 4.05 Resignation                                  7
Section 4.06 Remova                                       7
Section 4.07 Meetings                                     7
Section 4.08 Quorum and Voting                            8
Section 4.09 Action without Meeting                       8
Section 4.10 Fees and Compensation                        8
Section 4.11 Committees                                   8
Section 4.12 Organization                                 9



                    ARTICLE V
                    OFFICERS

Section 5.01 Officers Designated                          10
Section 5.02 Tenure and Duties of Officers                10
Section 5.03 Delegation of Authority                      11
Section 5.04 Resignations                                 11
Section 5.05 Removal                                      11



                    ARTICLE VI
     EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
        OF SECURITIES OWNED BY THE CORPORATION

Section 6.01 Execution of Corporate Instrument            11
Section 6.02 Voting of Securities Owned by the
             Corporation                                  12



                   ARTICLE VII
                 SHARES OF STOCK

Section 7.01 Form and Execution of Certificates           12
Section 7.02 Lost Certificates                            13
Section 7.03 Transfers                                    13
Section 7.04 Fixing Record Date                           13
Section 7.05 Registered Stockholders                      13
Section 7.06 Share Options                                14
Section 7.07 Terms and Conditions of Stock Rights and
             Options                                      14




                  ARTICLE VIII
      OTHER SECURITIES OF THE CORPORATION

Section 8.01 Execution of Other securities                14




                   ARTICLE IX
                   DIVIDENDS

Section 9.01 Declaration of Dividends                     15
Section 9.02 Dividend Reserve                             15



                   ARTICLE X
                INDEMNIFICATION

Section 10.01 Indemnification of Directors, Executive
              Officers,Other Officers, Employees and
              Other Agents                                15



                  ARTICLE XI
                    NOTICES

Section 11.01 Notices                                     18



                  ARTICLE XII
               LOANS TO OFFICERS

Section 12.01 Loans to Officers                           19


                  ARTICLE XIII
                  MISCELLANEOUS

Section 13.01 Amendments                                  19
Section 13.02 Fiscal Year                                 19
Section 13.03 Conflicts with Articles of Incorporation    19



                  ARTICLE I

                  OFFICES

Section 1.01 Registered Office. The registered office of the corporation in the State of Nevada shall be at the office of the registered agent as stated in the articles of incorporation or as the Board of Directors shall from time to time determine.

Section 1.02 Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.


                  ARTICLE II

                CORPORATE SEAL

Section 2.02 Corporate Seal. The corporate seal if adopted by the Board of Directors shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Nevada". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                 ARTICLE III

             STOCKHOLDERS' MEETINGS

Section 3.01 Place of Meetings. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Nevada, as may be designatedfrom time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section
1.02 hereof.

Section 3.02 Annual Meeting.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be:

            (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,

            (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or

            (C) otherwise properly brought before the meeting by a stockholder or stockholders of the corporation holding not less than 10% of all votes entitled to vote in the annual general meeting.


          For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

         (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

         (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business,

         (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder,

         (iv) any material interest of the stockholder in such business and

         (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal.

          Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

      (c) Only persons who are confirmed in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder or stockholders of the corporation holding not less than 10% of all votes entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 3.02. Such stockholder's notice shall set forth:

          (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director:

              (A) the name, age, business address and residence address of such person,

              (B) the principal occupation or employment of such person,

              (C) the class and number of shares of the corporation which are beneficially owned by such person,

              (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and

              (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

         (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 3.02.

          At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

      (d) For purposes of this Section 3.02, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      Section 3.03 Special Meetings.

      (a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by

          (i) the Chairman of the Board of Directors,

          (ii) the Chief Executive Officer,

          (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption),

          (iv) holders of not less than 10% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, and shall be held at such place, on such date, and at such time as the Board of Directors, shall determine.

       (b) If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 3.04 of these Bylaws. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

       Section 3.04 Notice of Meetings. Except as otherwise provided by law or the Articles of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

       Section 3.05 Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Articles of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of not less than one percent (1%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, all action taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Articles of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Articles of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

       Section 3.06 Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 3.07 Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in
Section 3.09 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Nevada law. An agent so appointed need not be a stockholder. No proxy shall be voted after six (6) months from its date of creation unless the proxy specifies a length of time for which it is to continue in force, not exceeding seven (7) years from the date of creation.

      Section 3.08 Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all;
(b) if more than one (1) votes, the act of the majority so voting binds all;
(c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Nevada Court of Chancery for relief as provided in the General Corporation Law of Nevada, Section 217(b). If the instrument filed with the secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection
(c) shall be a majority or even-split in interest.

     Section 3.09 List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

     Section 3.10 Action Without Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, or by the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take action at such meeting.

     Section 3.11 Organization.

     (a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

     (b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for theproper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                            ARTICLE IV

                            DIRECTORS

     Section 4.01 Number and Qualification. The authorized number of directors of the corporation shall be not less than one (1) nor more than twelve (12) as fixed from time to time by resolution of the Board of Directors; provided that no decrease in the number of directors shall shorten the term of any incumbent directors. Directors need not be stockholders unless so required by the Articles of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

     Section 4.02 Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Articles of Incorporation.

     Section 4.03 Election and Term of Office of Directors. Members of the Board of Directors shall hold office for the terms specified in the Articles of Incorporation, as it may be amended from time to time, and until their successors have been elected as provided in the Articles of Incorporation.

     Section 4.04 Vacancies. Unless otherwise provided in the Articles of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholder vote, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

     Section 4.05 Resignation. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

    Section 4.06 Removal. Subject to the Articles of Incorporation, any director may be removed by:

    (a) the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote, with or without cause; or

    (b) the affirmative and unanimous vote of a majority of the directors of the Corporation, with the exception of the vote of the directors to be removed, with or without cause.

    Section 4.07 Meetings.

    (a) Annual Meetings. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

    (b) Regular Meetings. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 1.02 hereof. Unless otherwise restricted by the Articles of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the state of Nevada which has been designated by resolution of the Board of Directors or the written consent of all directors.

    (c) Special Meetings. Unless otherwise restricted by the Articles of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Nevada whenever called by the Chairman of the Board, the President or any two of the directors.

    (d) Telephone Meetings. Any member of the Board of directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

    (e) Notice of Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, facsimile, telegraph or telex, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

    (f) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof,however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

    Section 4.08 Quorum and Voting.

    (a) Unless the Articles of Incorporation requires a greater number and except with respect to indemnification questions arising under Section
10.01 hereof, for which a quorum shall be one-third of the number of directors then in office from time to time in accordance with the Articles of Incorporation, a quorum of the Board of Directors shall consist of a majority of the directors then in office in accordance with the Articles of Incorporation and these Bylaws provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

    (b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Articles of Incorporation or these Bylaws.

    Section 4.09 Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutesof proceedings of the Board of Directors or committee.

    Section 4.10 Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

   Section 4.11 Committees.

   (a) Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, including without limitation the power or authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation.

   (b) Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

   (c) Term. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the board of Directors. The Board of Directors, subject to the provisions of subsections
(a) or (b) of this Bylaw may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors.
The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

  (d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 4.11 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter.
Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

   Section 4.12 Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

                            ARTICLE V

                             OFFICERS

   Section 5.01 Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer, the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Direction. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

  Section 5.02 Tenure and Duties of Officers.

  (a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.
If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

  (b) Duties of Chairman of the Board of Directors. The Chairman of the
Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 5.02.

  (c) Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present.
Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

  (d) Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

  (e) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

  (f) Duties of Chief Financial Officer.The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer,subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

  Section 5.03 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

  Section 5.04 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

  Section 5.05 Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

                              ARTICLE VI

            EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
               OF SECURITIES OWNED BY THE CORPORATION

  Section 6.01 Execution of Corporate Instrument. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

  Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiting the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

  All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

  Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

  Section 6.02 Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

                           ARTICLE VII

                         SHARES OF STOCK

  Section 7.01 Form and Execution of Certificates. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

   Section 7.02 Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

   Section 7.03 Transfers.

   (a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

   (b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Nevada.

   Section 7.04 Fixing Record Dates.

   (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

  (b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is filed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

   Section 7.05 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

   Section 7.08 Share Options.

   (a) Unless the Articles of Incorporation provide otherwise, the corporation may issue rights, options, or warrants for the purchase of shares of the corporation. The Board of Directors shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued.

   (b) The terms and conditions of stock rights and options which are created and issued by the corporation, or its successor, and which entitle the holders thereof to purchase from the corporation shares of any class or classes, whether authorized by unissued shares, treasury shares, or shares to be purchased or acquired by the corporation, may include, without limitation, restrictions, or conditions that preclude or limit the exercise, transfer, receipt, or holding of such rights or options by any person or persons, including any person or persons owning or offering to acquire a specified number or percentage of the outstanding common shares or other securities of the corporation, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or options held by any such person or persons or any such transferee or transferees.

   Section 7.07 Terms and Conditions of Stock Rights and Options. The terms and conditions of the stock rights and options which are created and issued by the corporation [or its successor], and which entitle the holders thereof to purchase from the corporation shares of any class or classes, whether authorized but unissued shares, treasury shares, or shares to be purchased or acquired by the corporation, may include, without limitation, restrictions or conditions that preclude or limit the exercise, transfer, receipt or holding of such rights or options by any person or persons, including any person or persons owning or offering to acquire a specified number or percentage of the outstanding common shares or other securities of the corporation, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or options held by any such person or persons or any such transferee or transferees.


                            ARTICLE VIII

                 OTHER SECURITIES OF THE CORPORATION

   Section 8.01 Execution of Other Securities. All bonds,debentures and other corporate Seurities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued,the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

                              ARTICLE IX

                               DIVIDENDS

   Section 9.01 Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation. Section 9.02 Dividend Reserve Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                              ARTICLE X

                           INDEMNIFICATION

   Section 10.01 Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

   (a) Directors and Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (i) such indemnification is expressly required to be made by law,

         (ii) the proceeding was authorized by the Board of Directors of the corporation,

         (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or

         (iv) such indemnification is required to be made under subsection(d).

     (b) Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Nevada General Corporation Law.

     (c) Expense. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

    Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e)of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of thecorporation.

     (d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Nevada General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenseshereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall be on the corporation.

     (c) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Nevada General Corporation Law.

     (d) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) Insurance. To the fullest extent permitted by the Nevada General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

     (h) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

     (i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

     (j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

       (i) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

       (ii) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

       (iii) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

       (iv) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, with out limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

       (v) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.

                                ARTICLE XI

                                 NOTICES

       Section 11.01 Notices.

       (a) Notice to Stockholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent.

       (b) Notice to directors. Any notice required to be given to any director may be given by the method stated in subsection (a), or by facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

       (c) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

       (d) Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

       (e) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

       (f) Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him ill the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

       (g) Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Articles of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be require and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Nevada General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

       (h) Notice to Person with Undeliverable Address. Whenever notice is required to be given, under any provision of law or the Articles of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Nevada General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

                               ARTICLE XII

                             LOANS TO OFFICERS

      Section 12.01 Loans to Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

                               ARTICLE XIII

                               MISCELLANEOUS

     Section 13.01 Amendments. The Board of Directors shall have the power to adopt, amend, or repeal Bylaws as set forth in the Articles of Incorporation.

     Section 13.02 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

     Section 13.03. Conflicts with Articles of Incorporation. In the event that any provision contained in these bylaws conflicts with any provision of the corporation's articles of incorporation, as amended from time to time, the provisions of the Articles of Incorporation shall prevail and be given full force and effect, to the full extent permissible.

Declared as the Bylaws of Infotec Business Systems, Inc. as of the 30th day of August,2001

Signature of Officer:     ___/s/ROBERT DANVERS_
Name of Officer:                ROBERT DANVERS
Position or Office:             PRESIDENT AND DIRECTOR








EXHIBIT
  5.1        Opinion of Adorno & Yoss, P.A., with consent to use
             (to be supplied by amendment)







EXHIBIT
  10.1       Purchase Agreement with Danby Technologies Corporation





PURCHASE AGREEMENT

This Agreement made this 3rd day of October, 2001.

BETWEEN:
INFOTEC BUSINESS SYSTEMS, INC., a
Nevada corporation having its registered office at 50 West Liberty, Suite 880,
Reno Nevada 89501

(hereinafter referred to as the "Purchaser")

OF THE FIRST PART
AND:

DANBY TECHNOLOGIES CORPORATION,
a British Columbia corporation having its business office at 444 Columbia Street
E., New Westminster, BC V3L 3W9

(hereinafter referred to as the "Vendor")

OF THE SECOND PART

WHEREAS the Vendor has developed a design and plan for a basic online office system as is described more particularly in Schedule "A" (the "Basic Online System") including associated methods and know-how for the implementation and operation of the Basic Online System and has developed a test implementation of its Basic Online System and a business plan for the further development and commercialization of the Basic Online System (collectively known as the "System").

AND WHEREAS the Vendor is unable to fund further development and commercialization of the Basic Online System and is desirous of seeing the System in commercial operation.

AND WHEREAS the Vendor wishes to sell and the Purchaser wishes to purchase the System.

NOW THEREFORE this Agreement witnesses that in consideration of the premises, and of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto have agreed to and do hereby agree as follows:

1. PURCHASE AND SALE OF ASSETS

1.01 Upon the terms and subject to the conditions hereof, the Purchaser agrees to purchase, and the Vendor agrees to sell, assign and transfer to the Purchaser the System.

1.02 The parties shall, enter into such further agreements and execute any and all documents as may be necessary and reasonably required to ensure that ownership of the System vests and remains with the Purchaser.

2. PURCHASE PRICE

2.01 The Vendor agrees to sell and the Purchaser agrees to purchase the System from the Vendor for the following consideration:

     (a) payment of the sum of SIXTY THOUSAND DOLLARS ($60,000) payable on or before December 31, 2002 without interest thereon; and

     (b) royalty of TWO (2%) PERCENT calculated on the Net Sales Revenue (as defined in Schedule "B" hereto) of any product or service that uses all or any portion of the System until the amount so paid or payable hereby totals TWO HUNDRED FIFTY THOUSAND ($250,000) DOLLARS, after which time, the royalty shall be calculated as ONE (1%) PERCENT (the "Royalty").

2.02 The Royalty shall be paid quarterly in arrears following the first commercial sale of products or services based on the System.

3.   CLOSING

3.01 The closing of the transaction of sale and purchase hereunder will take place on October 3rd, 2001 at the business offices of Danby Technologies Corporation at 444 Columbia Street E., New Westminster, British Columbia at 1:00 p.m. (the "Closing Date").

3.02 The parties agree that closing under Section 3.01 hereof shall be conditional on the receipt by the Vendor of the following documentation:

(a) Certificate of Officer as set out in Schedule "C" hereto;

which shall be fully executed and in force.


4. REPRESENTATIONS AND WARRANTIES

4.01 The Vendor represents and warrants to the Purchaser
(and acknowledges that the Purchaser has relied upon such representations and warranties in entering into this Agreement) that except as disclosed herein:
     (a) the Vendor has the power and capacity to own and dispose of the assets and to enter into this Agreement and to carry out its terms to the full extent;

     (b) there are no actions, suits, judgments, litigation proceedings or investigations outstanding, pending or to the knowledge of the Vendor threatened against the System, nor does the Vendor know or have any reasonable grounds or know of any basis for any such actions, suits, litigation proceedings or investigations;

     (c) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Vendor, and this Agreement constitutes a legal,





                                        2



     valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms except as may be limited by laws of general application effecting the rights of creditors and by general principals of equity;

     (d) the Vendor warrants and represents that the Vendor has good and marketable title to the System and the System is free and clear of all liens, mortgages, charges, pledges, security interests, encumbrances or other claims whatsoever, other than leases and encumbrances disclosed herein;

     (e) neither the execution nor delivery of this Agreement nor the completion of the transactions contemplated hereby shall violate any of the terms and provisions of any order, decree, statute, by- law or regulation agreement, covenant or restriction applicable to the Vendor; and (f) the Vendor represents and warrants to the Purchaser and acknowledges that the Purchaser has relied upon same that the Vendor owns and has full and clear title to the System.

4.02 The Purchaser represents and warrants to the Vendor (and acknowledges that the Purchaser has relied upon such representations and warranties in entering into this Agreement) that except as disclosed herein:

     (a) the Purchaser is duly organized, existing, in good standing and has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated by this Agreement, all of which have been duly and validly authorized by all requisite corporate proceedings.

4.03 From the date hereof until the closing the Vendor shall diligently and in the manner of a prudent businessperson in the ordinary course of business and will use its best efforts to preserve the System.

4.04 The Purchaser represents and warrants (and acknowledges that the Purchaser has relied upon such representations and warranties in entering into this Agreement) that it will use its best efforts to develop and commercialize the System.

5.   INDEMNIFICATION CLAUSE

5.01 The Vendor covenants and agrees to indemnify and hold harmless the Purchaser from and against:

     (a) any and all losses, damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of the Vendor under this Agreement or from any misrepresentation or omission from any certificate or other instrument, furnished or to be furnished from the Purchaser hereunder; and

     (b) all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing, the cause of action, subject matter, or basis of which arose prior to the execution of this Agreement, and the Purchaser may, on notice in writing to the Vendor, settle such claims and make any payment in relation thereof as the Purchaser sees fit.

5.02 The Purchaser covenants and agrees to indemnify and hold harmless the Vendor from and against:

     (a) any and all losses, damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of the Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument, furnished or to be furnished from the Purchaser hereunder; and

     (b) all actions, suits, proceedings, demands, assessments judgments, costs and legal and other expenses incidental to any of the foregoing, the cause of action, subject matter, or basis of which arose after the execution of this Agreement, and the Vendor may, on notice in writing to the Purchaser, settle such claims and make any payment in relation thereof as the Vendor sees fit.

6.   FAILURE TO PERFORM

6.01 Where Purchaser fails to pay any amounts due by virtue of Section 2 of this Agreement, the Purchaser agrees to pay the Vendor interest thereon at the annual rate of seven (7%) percentum on the outstanding balance unpaid until such time as such outstanding balance is fully paid.

7.   ASSIGNMENT

7.01 The Purchaser acknowledges and agrees that the Vendor may assign, mortgage, encumber, sell or otherwise transfer or dispose of its interest or interests hereunder to others (the "Assignees") without the consent of the Purchaser, provided however that the Purchaser shall be notified of any such assignment as is applicable for the Purchaser to discharge its obligations hereunder and the Purchaser further acknowledges and agrees that it shall not assign, sell, mortgage or otherwise transfer or dispose of its interest or interests hereunder without the Vendor's prior written consent.

8.   CURRENCY

8.01 For the purposes of this Agreement, all amounts represented herein are expressed in the functional currency of the United States of America and all references to dollar or currency amounts shall be read as references to the currency of the United States of America.

9.   NOTICE

9.01 Notice to either party may be made and shall be deemed delivered and received when sent by first class mail or hand delivered to the following address:

For the Vendor:

444 Columbia Street E.
New Westminster, BC V3L 3W9

For the Purchaser:

50 West Liberty, Suite 880
Reno, Nevada 89501

10.   SURVIVAL

10.01 Notwithstanding any enquiry or investigation by the Purchaser, the representation and warranties of the Vendor contained in this Agreement shall survive its closing of the transactions contemplated by this Agreement and shall continue in full force for the benefit of the Purchaser thereafter.

11.   ENTIRE AGREEMENT

11.01 This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this agreement or the subject matter thereof except as specifically set forth herein.

12.   SEVERABILITY

12.01 If any provisions of this Agreement are held unenforceable or invalid by a Court of competent jurisdiction, the parties hereto acknowledge and agree that the enforceability or validity of the remaining provisions shall not be affected thereby.

13.   JURISDICTION

13.01 This Agreement shall be governed by and in construed accordance with the laws of the Province of British Columbia and the parties hereto hereby submit to the jurisdiction of the Courts of the Province of British Columbia.

14.   TIME OF THE ESSENCE

14.01 Time shall be of the essence in this Agreement.

15.   ENUREMENT

15.01 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF THE PARTIES have hereunto set their hands and Corporate Seals, duly attested to be the hands of their properly authorized officers in their behalf on the day and year first above written.


Signed for on behalf of
INFOTEC BUSINESS SYSTEMS, INC.
By its authorized signatory


Per:
/s/Robert Danvers
Robert Danvers, President


Signed for on behalf of
DANBY TECHNOLOGIES CORPORATION
By its authorized signatory


Per:
/s/Robert Danvers
Robert Danvers, President





Exhibit  10.2

Debt Settlement Agreement with Danby Technologies Corporation



DEBT SETTLEMENT AGREEMENT

This Agreement made this 13th day of May, 2002.

BETWEEN:

                               INFOTEC BUSINESS SYSTEMS, INC.,
                               a Nevada corporation having its registered office at 50 West Liberty, Suite 880,
                               Reno Nevada 89501

                               (hereinafter referred to as the "Debtor")


                                                         OF THE FIRST PART

AND:

                               DANBY TECHNOLOGIES CORPORATION,
                               a British Columbia corporation having its business office at 444 Columbia Street E., New Westminster, BC V3L 3W9

                               (hereinafter referred to as the "Creditor")



                                                         OF THE SECOND PART

   WHEREAS the Debtor is indebted to the Creditor as set out in Appendix I hereto (the "Debt").

   AND WHEREAS the Debtor wishes to reduce its indebtedness and increase its capital base through the settlement of the Debt through the subscription of shares of the Debtor's $0.001 par value Common Stock.

   AND WHEREAS the Debtor and the Creditor wish to settle the Debt.

   NOW THEREFORE this Agreement witnesses that in consideration of the premises, and of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto have agreed to and do hereby agree as follows:

1.     SETTLEMENT OF DEBT

1.01   Upon the terms and subject to the conditions hereof,
       (a) The Creditor hereby tenders the Debt (in the amount as is set out in Appendix I).

       (b) The Creditor hereby agrees to execute or cause to be executed a Security Agreement in the form attached hereto as Appendix III for each subscriber listed in the Subscriber






                                       1







       Listing as set out in Appendix II hereto (hereinafter singularly or collectively referred to as the "Subscriber").

       (c) The Debtor hereby agrees to issue such number of fully paid nonassessable shares of the Debtor's $0.001 par value Common Stock at the price or prices as set out in Appendix II hereto (the "Shares").

1.02 The parties shall, enter into such further agreements and execute any and all documents as may be necessary and reasonably required to ensure that the Debt is cancelled and the shares are issued as fully paid and nonassessable.

2.     CLOSING

2.01 The closing of the transaction of sale and purchase hereunder will take place on May 13, 2002 at the business offices of Danby Technologies Corporation at 444 Columbia Street E., New Westminster, British Columbia at 1:00 p.m. (the "Closing Date").

2.02 The parties agree that closing under Section 2.01 hereof shall be conditional on the receipt by the Debtor of the following documentation:

       (a) Security Subscription Agreement for each Subscriber, in the form as set out in Appendix III hereto;

which shall be fully executed and in force.

3.     REPRESENTATIONS AND WARRANTIES

3.01 The Creditor represents and warrants to the Debtor (and acknowledges that the Debtor has relied upon such representations and warranties in entering into this Agreement) that except as disclosed herein:

       (a) the Creditor has the power and capacity to own and dispose of the Debt, to subscribe for Shares on the terms and conditions as set out in the Security Subscription Agreement attached as appendix III hereto and to enter into this Agreement and to carry out its terms to the fullest extent;

       (b) there are no actions, suits, judgments, litigation proceedings or investigations outstanding, pending or to the knowledge of the Creditor threatened against the Debt, nor does the Creditor know or have any reasonable grounds or know of any basis for any such actions, suits, litigation proceedings or investigations;

       (c) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Creditor, and this Agreement constitutes a legal, valid and binding obligation of the Creditor enforceable against the Creditor in accordance with its terms except as may be limited by laws of general application effecting the rights of creditors and by general principals of equity;

       (d) the Creditor warrants and represents that the Creditor has good and marketable title to the Debt and the Debt is free and clear of all liens, mortgages, charges, pledges, security interests, encumbrances or other claims whatsoever, other than such disclosed herein;











                                      2




       (e) neither the execution nor delivery of this Agreement nor the completion of the transactions contemplated hereby shall violate any of the terms and provisions of any order, decree, statute, by-law or regulation agreement, covenant or restriction applicable to the Creditor; and

       (f) the Creditor represents and warrants to the Debtor and acknowledges that the Debtor has relied upon same that the Creditor owns and has full and clear title to the Debt.

3.02 The Debtor represents and warrants to the Creditor (and acknowledges that the Debtor has relied upon such representations and warranties in entering into this Agreement) that except as disclosed herein:

       (a) the Debtor is duly organized, existing, in good standing and has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated by this Agreement, all of which have been duly and validly authorized by all requisite corporate proceedings.

       (b) neither the execution nor delivery of this Agreement nor the completion of the transactions contemplated hereby shall violate any of the terms and provisions of any order, decree, statute, bylaw or regulation agreement, covenant or restriction applicable to the Debtor; and

       (c) the Debtor will issue or cause to be issued the Shares as fully paid, nonassessable and fully registered in the Debtor's Stock Ledger with all rights and interests of holders of the Debtor's $0.001 par value Common Stock.

4.     INDEMNIFICATION CLAUSE

4.01 The Creditor covenants and agrees to indemnify and hold harmless the Debtor from and against:

        (a) any and all losses, damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of the Creditor under this Agreement or from any misrepresentation or omission from any certificate or other instrument, furnished or to be furnished from the Debtor hereunder; and

        (b) all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing, the cause of action, subject matter, or basis of which arose prior to the execution of this Agreement, and the Debtor may, on notice in writing to the Creditor, settle such claims and make any payment in relation thereof as the Debtor sees fit.

        4.02 The Debtor covenants and agrees to indemnify and hold harmless the Creditor from and against:

        (a) any and all losses, damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of the Debtor under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument, furnished or to be furnished from the







                                         3



        Debtor hereunder; and

        (b) all actions, suits, proceedings, demands, assessments,judgments, costs and legal and other expenses incidental to any of the foregoing, the cause of action, subject matter, or basis of which arose after the execution of this Agreement, and the Creditor may, on notice in writing to the Debtor, settle such claims and make any payment in relation thereof as the Creditor sees fit.

5.      ASSIGNMENT

5.01 The Creditor and Debtor acknowledge and agree that neither party may assign, sell or otherwise transfer or dispose of its interest or interests hereunder to others.

6.      CURRENCY

6.01 For the purposes of this Agreement, all amounts represented herein are expressed in the functional currency of the United States of America and all references to dollar or currency amounts shall be read as references to the currency of the United States of America.

7. NOTICE

7.01 Notice to either party may be made and shall be deemed delivered and received when sent by first class mail or hand delivered to the following address:

        For the Creditor:

        444 Columbia Street E.
        New Westminster, BC V3L 3W9

        For the Debtor:

        50 West Liberty, Suite 880
        Reno, Nevada 89501

8.      SURVIVAL

8.01 Notwithstanding any enquiry or investigation by the Debtor, the representation and warranties of the Creditor contained in this Agreement shall survive its closing of the transactions contemplated by this Agreement and shall continue in full force for the benefit of the Debtor thereafter.

9.      ENTIRE AGREEMENT

9.01 This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this agreement or the subject matter thereof except as specifically set forth herein.














                                         4








10.     SEVERABILITY

10.01 If any provisions of this Agreement are held unenforceable or invalid by a Court of competent jurisdiction, the parties hereto acknowledge and agree that the enforceability or validity of the remaining provisions shall not be affected thereby.

11.     JURISDICTION

11.01 This Agreement shall be governed by and in construed accordance with the laws of the Province of British Columbia and the parties hereto hereby submit to the jurisdiction of the Courts of the Province of British Columbia.

12.     TIME OF THE ESSENCE

12.01   Time shall be of the essence in this Agreement.

13.     ENUREMENT

13.01 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. IN WITNESS WHEREOF THE PARTIES have hereunto set their hands and Corporate Seals, duly attested to be the hands of their properly authorized officers in their behalf on the day and year first above written.

Signed for on behalf of
INFOTEC BUSINESS SYSTEMS, INC.
By its authorized signatory

Per:
/s/Stephen Jackson
Director

Signed for on behalf of
DANBY TECHNOLOGIES CORPORATION
By its authorized signatory

Per:
 /s/Robert Danvers
Robert Danvers, President










                                       5







                                   APPENDIX I
                     To Settlement Agreement of May 13, 2002



For the purposes of this Settlement Agreement, the Debt referred to therein shall refer to the indebtedness of Infotec Business Systems,Inc.
to the
Creditor being:


Amount of indebtedness:              $60,000                U.S. Dollars
                                     -----------------------------------


Date of indebtedness or period:      October 3, 2001
                                     -----------------------------------

Details of indebtedness:

   Principal amount of purchase price due December 31, 2001 under section 2.01 of the Purchase Agreement entered into by and between the Debtor and Creditor dated October 3, 2001.


























                                       6













                                     APPENDIX II
                        To Settlement Agreement of May 13, 2002

                                  Subscriber Listing



Name and Address                 Number of                   Price per
Subscriber                       Shares                      Share


Danby Technologies Corporation   1,180,000                   $0.05
444 Columbia Street E.
New Westminster B.C.
V3L 3W9 Canada

Tim Sproule                         20,000                   $0.05
444 Columbia Street E.
New Westminster B.C.
V3L 3W9 Canada                    ________

Total Shares                     1,200,000
                                 ---------








                                       7










APPENDIX III

To Settlement Agreement of May 13, 2002
Security Subscription Agreement



















                                            8











            INFOTEC BUSINESS SYSTEMS, INC.

    REGULATION S SECURITIES SUBSCRIPTION AGREEMENT

This Regulation S Securities Subscription Agreement is executed in reliance upon the transaction exemption afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act").

THE SECURITIES SUBSCRIBED TO HEREBY HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT AND MAY NOT BE OFFERED OR SOLD IN
THE UNITED STATES OR TO U.S. PERSONS (AS HEREINAFTER DEFINED) UNLESS THE SECURITIES ARE REGISTERED UNDER THE 1933 ACT, OR
AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
1933 ACT IS AVAILABLE. HEDGING TRANSACTIONS IN THESE SECURITIES MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE 1933 ACT.

This Agreement has been executed by the undersigned ("Subscriber"), a non-U.S. person (as hereinafter defined), in connection with the issuance of an aggregate of 1,200,000 Shares (as hereinafter defined) of INFOTEC BUSINESS SYSTEMS, INC., a Nevada corporation (the "Issuer") which is a "Category (3)Issuer" within the meaning of given in Regulation S.

The Issuer is offering up to 1,200,000 Shares at a purchase price of U.S. $0.05 per Share (the "Offering") to settle certain indebtedness. Prior to commencement of the Offering, there were 2,100,000 shares of the Issuer's Common Stock issued and outstanding.

At the completion of this Offering, assuming the Offering is fully subscribed for and the Issuer issues 1,200,000 shares of Common Stock for another offering, there will be 4,500,000 shares of the Issuer's Common Stock issued and outstanding of which the Offering would comprise 26.67% thereof.

The undersigned Subscriber hereby represents and warrants to and agrees with the Issuer as follows:

1.     Agreement to Subscribe: Purchase Price.

       (a) Subscription. The undersigned Subscriber hereby agrees to purchase from the Issuer ______________ Shares. The Shares are sometimes hereinafter referred to as the "Securities".

       (b) Form of Payment. Subscriber hereby tenders the sum of U.S.$________, or $0.05 per Share, in full payment of the purchase price for the Shares.

2.     Subscriber Representations; Access to Information;
Independent Investigation.
       (a) Offshore Transaction. Subscriber represents and warrants to Issuer as follows:

       (i) Subscriber is not a U.S. person (whenever such term is used herein, it shall have the meaning given in Regulation S).

       (ii) At the time Subscriber's buy order originated, Subscriber was outside of the United States as of the date of the execution and delivery of this Agreement.

        (iii) Subscriber is acquiring the Shares for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States.

        (iv) Each distributor participating in the offering of the Shares, if any, has agreed in writing that all offers and sales of the Shares prior to the expiration of a period commencing on the date the Subscriber's subscription is accepted by the Issuer and ending one year thereafter
(the "Restricted Period"), shall only be made in compliance with the safe harbor contained in Regulation S,pursuant to registration of Shares under the 1933 Act or pursuant to an exemption from registration.

        (v) Subscriber represents and warrants and hereby agrees that all offers and sales of any of the Securities prior to the expiration of the Restricted Period shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to registration of securities under the 1933 Act or pursuant to an exemption from registration, and all offers and sales after the Restricted Period shall be made only pursuant to such a registration or to such exemption from registration.

        (vi) Subscriber represents and warrants and hereby agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the 1933 Act.

        (vii) All offering documents received by Subscriber include statements to the effect that the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to or for the account or benefit of a U.S. person (other than distributors as defined in Regulation S) during the Restricted Period unless the Securities are registered under the 1933 Act or an exemption from the registration requirements is available. The certificate(s) evidencing the Shares will contain a legend to such effect.

        (viii) Subscriber acknowledges that the purchase of the Securities involves a high degree of risk and affirms that it can bear the economic risk of acquiring the Shares, including the total loss of its investment.

         (ix) Subscriber understands that the Securities are being offered and sold to it in reliance on specific exemptions from registration requirements of federal and state securities laws and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and undertakings of Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Securities.

         (x) Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investment in the Securities, and to make an informed decision relating thereto.

         (xi) In evaluating this investment, Subscriber has consulted its own investment and/or legal and/or tax advisors and has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares and/or any use of this Agreement, including the legal requirements within his/her jurisdiction for the purchase of the Shares; any foreign exchange restrictions applicable to such purchase; any governmental or other consents that may need to be obtained; and the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.

         (xii) Subscriber acknowledges that, in the view of the SEC, the statutory exemption claimed for this transaction would not be present if the offering of Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Subscriber is acquiring the Shares for investment purposes and has no present intention to sell any of the Securities in the United States or to a U.S. person or for the account or benefit of a U.S. person, either now or promptly after the expiration of the

Restricted Period.

         (xiii) Subscriber is not an underwriter of, or dealer in, the Securities; and Subscriber is not participating, pursuant to contractual agreement, in the distribution of the Securities.

         (xiv) If Subscriber is purchasing the Shares subscribed for hereby in representative or fiducuiary capacity, the representations and warranties of this Regulation S Securities Subscription Agreement shall be deemed to have been made on behalf of the person or persons for whom Subscriber is so purchasing.

          (xv) The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance by the Issuer of Subscriber's subscription and shall survive thereafter. If Subscriber has knowledge, prior to the acceptance of its Regulation S Securities Subscription Agreement that any such representations and warranties shall not be true and accurate in any respect, the Subscriber, prior to such acceptance, will give written notice of such fact specifying which representations and warranties are not true and accurate and the reasons therefor.

       (b) Registration Under the Securities Exchange Act of 1934. Subscriber acknowledges that none of the Issuer's securities are registered under Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, it is not obligated to file periodic reports with the Securities and Exchange Commission pursuant to the 1934 Act. Subscriber understands that the Issuer intends to file an appropriate Registration Statement with the Securities and Exchange Commission under Section 12(g) of the 1934 Act and, thereafter, it is anticipated that the Issuer will become a reporting company.

        (c) Independent Investigation Access. Subscriber acknowledges that Subscriber, in making the decision to purchase the Shares subscribed for, has relied upon independent investigations made by it and Subscriber's representatives, if any, and Subscriber and such representatives, if any, have been given access and the opportunity, prior to any sale to it, to examine all material books and records of the Issuer, all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from Issuer or any person acting on its behalf concerning the terms and conditions of this offering. Subscriber and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operations of the Issuer and materials relating to the offer and sale of the Shares which have been requested. Subscriber and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

         (d) No Government Recommendation or Approval. Subscriber understands that no federal or state agency has made or will make any finding or determination relating to the fairness of an investment in the Securities, or has passed or made, or will pass on or make, any recommendation or endorsement of the Securities.

         (e) Entity Purchases. If Subscriber is a partnership, corporation or trust, the person executing this Regulation S Securities Subscription Agreement on its behalf represents and warrants that:


             (i) He, she or it has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Regulation S Securities Subscription Agreement; and that

             (ii) He, she or it is duly authorized (if the undersigned is a trust,by the Trust Agreement) to make this investment and to enter into and execute this Regulation S Securities Subscription Agreement on behalf of such entity.

             (f) Market for Securities. Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly Subscriber may not be able to liquidate its investment.

3.        Issuer Representations.

          (a) Reporting Company Status. The Issuer is a non- reporting issuer as defined by Rule 902 of Regulation S.

          (b) Offshore Transaction. The Issuer has not offered these Securities to any person in the United States or to any U.S. person or for the account or benefit of any U.S. person.

          (c) No Directed Selling Efforts. In regard to this transaction, the Issuer has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S, nor has the Issuer conducted any general solicitation relating to the offer and the sale of the Securities to persons resident with the Unites States or elsewhere.

4. Expiration of Restricted Period. The transaction restriction in connection with this offshore offer and sale restrict the Subscriber from offering and selling to U.S. persons or for the account or benefit of a U.S. person for a one-year period. In the event that multiple subscriptions are accepted by the Issuer, each separate subscription agreement shall be deemed to be a separate offering under Regulation S, and the restrictive period shall begin for each transaction separately on the date payment is made for that specific transaction.

5. Exemption: Reliance on Representations. Subscriber understands that the issuance of the Shares is not being registered under the 1933 Act, and that the Issuer is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S. Rules 901 through 903 of Regulation S govern this transaction.

6. Terms of Subscription and Stock Delivery Instructions. Subscriber acknowledges and agrees with the Issuer that:

            (a) No Minimum for Offering. this Offering is not subject to any minimum subscription;

            (b) Use of Proceeds. that pending acceptance of this Regulation S Securities Subscription Agreement by the Issuer, all funds paid hereunder shall be deposited by the Issuer and immediately available to the Issuer and that in the event this Regulation S Securities Subscription Agreement is not accepted or is accepted only in part, the amounts so paid in excess of the accepted amount shall constitute a non- interest bearing demand loan of Subscriber to the Issuer; and

             (c) Issuance of Certificates. certificates evidencing the Shares shall be delivered to the Subscriber when practical following acceptance of this Agreement by the Issuer and clearance of the funds evidencing the purchase price for the Shares.

7. Conditions to the Issuer's Obligation to Sell. Subscriber understands that Issuer's obligation to deliver the Shares is conditioned upon (a) the receipt and acceptance by the Issuer of this Regulation S Securities Subscription Agreement for all of the Shares subscribed to and
(b) the Issuer's receipt of the purchase price in cleared United States Dollars. The Issuer reserves the right in its complete discretion to reject this Regulation S Securities Subscription Agreement.

8. Entire Agreement. This Regulation S Securities Subscription Agreement constitutes the entire Agreement among the parties hereof with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Regulation S Securities Subscription Agreement may be amended only by a writing executed by all parties hereto.

9. Representations by British Columbia Residents. If Subscriber is a resident of Canada, Subscriber represents to the Company that Subscriber is a resident of the Province of British Columbia and Subscriber is (Residents of British Columbia must circle one, as appropriate, and add the name of the senior officer or director of the Issuer):

       (a) a spouse, parent, brother, sister or child of __________________, a senior officer or director of the Issuer;

       (b) a close friend or business associate of______________________, a senior officer or director of the Issuer; or

       (c) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of ____________________, a senior officer or director of the Issuer.

        Dated this ______ day of ________________



___________________________________
                                    Subscriber Signature


___________________________________
                                    Subscriber Name



___________________________________
                                    Address



___________________________________
                                    City, Province, Postal Code



                  The share certificate(s) should be made out and entered into the corporate records, as follows (if different than above):



___________________________________
                                    Registered Name


___________________________________
                                    Address



___________________________________
                                    City, Province, Postal Code

                   THE FOREGOING REGULATION S SECURITIES SUBSCRIPTION IS HEREBY
                   ACCEPTED:
                   ( ) In Full; ( ) Partial allocation:
                   _____________________________ Shares, on this ______ day of
                   ______________, 2002.




                                    INFOTEC BUSINESS SYSTEMS, INC.

                                    By:
________________________________


Name:______________________________


Its:_________________________________

Exhibit 21        Subsidiaries of the Issuer




INFOTEC BUSINESS SYSTEMS, INC.
FORM SB-2
List of Subsidiaries

Jurisdiction of
Subsidiary                         Incorporation           %
Ownership

Infotec Business Strategies, Inc.      Canada            100.0%




Exhibit  23.1       Consent of Morgan and Company, Chartered Accountants


INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Infotec Business Systems, Inc. on Form SB-2 of our Auditors' Report, dated May 27, 2002, on the consolidated balance sheet of Infotec Business Systems, Inc. as at April 30, 2002, and the related consolidated statement of operations, consolidated statement of cash flows and consolidated statement of stockholders' deficiency for the period from inception on August 30, 2001 to April 30, 2002.

In addition, we consent to the reference to us under the heading
"Interests Of Named Experts And Counsel" in the Registration
Statement.




Vancouver, Canada                            "Morgan & Company"
June 14, 2002                                   Chartered
Accountants






Exhibit  23.2       Consent of Adorno & Yoss, P.A. (See Exhibit 5.1)